UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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EnPro Industries, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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2021

Notice of Annual Meeting
and Proxy Statement

ENPRO

Annual Meeting of Shareholders

The 2021 Annual Meeting of Shareholders of
EnPro Industries, Inc. will be held at:

5605 Carnegie Boulevard, Suite 500,
Charlotte, North Carolina 28209

Tuesday, May 4, 2021 at 11:30 a.m.

Proxy voting options

Your vote is important!

Whether or not you expect to attend our shareholders meeting, we urge you to vote your shares. You may vote by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. Your prompt vote will ensure the presence of a quorum at the meeting and will save us the expense and extra work of additional solicitation. If you vote now and later decide to change your vote or to vote your shares at the meeting, you may do so by following instructions found elsewhere in this proxy statement. Your vote by proxy is revocable at your option any time prior to the meeting.

The fastest and most convenient way to vote your shares is by the Internet or telephone, using the instructions on this page. Internet and telephone votes are immediately confirmed and tabulated, and reduce postage and proxy tabulation costs.

If you prefer to vote by mail, please return the enclosed proxy card or voting instruction form in the addressed, prepaid envelope we have provided. Do not return the paper ballot if you vote via the Internet or by telephone.

Vote by Internet

www.proxyvote.com

Internet voting is available 24 hours a day, 7 days a week.

Instructions:

1.  Read our Proxy Statement.

2.  Go to the following website: www.proxyvote.com

3.  Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. Our annual report, Proxy Statement, and other correspondence will be delivered to you via email if you elect this option.

Vote by telephone

1-800-690-6903 via touch-tone phone

Telephonic voting is available toll-free 24 hours a day, 7 days a week.

Instructions:

1.  Read our Proxy Statement.

2.  Call toll-free 1-800-690-6903.

3.  Have your proxy card or voting instruction form in hand and follow the instructions.

EnPro Industries, Inc. 5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209

Letter from our

President and Chief Executive Officer

Dear Shareholder: On behalf of the board of directors and management of EnPro Industries, Inc., I invite you to our annual meeting of shareholders. It will be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, on Tuesday, May 4, 2021 at 11:30 a.m.

This year, our shareholders will be asked to:

•   Elect as directors the nine nominees whose qualifications and experience are described in our proxy statement.

•   Approve on an advisory basis the compensation paid to our named executive officers as disclosed in our proxy statement.

•   Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021.

•   Consider any other business that properly comes before the meeting or any adjournment of the meeting.

The business of the meeting, including each of the three proposals you are being asked to vote on, is described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement, which follows. In response to the COVID-19 pandemic, health and safety protocols will be followed at the annual meeting. All seating will be appropriately spaced to ensure proper social distancing and attendees will be required to wear a mask or other acceptable face covering during the meeting.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Please vote promptly. You may submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,

Marvin A. Riley

President and Chief Executive Officer

March 26, 2021

2021 PROXY STATEMENT    |    i    |     ENPRO INDUSTRIES, INC.

EnPro Industries, Inc. 5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209

Notice of 2021

Annual Meeting of Shareholders

DATE:	May 4, 2021

TIME:	11:30 a.m. Eastern Time

PLACE:	5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209

RECORD DATE:	March 11, 2021. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

PROXY VOTING:	Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional proxy solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting. Your proxy is revocable at your option.

ITEMS OF BUSINESS:

•   To elect nine directors from the nominees described in the accompanying proxy statement

•   To adopt a resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in the accompanying proxy statement

•   To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021

•   To transact other business that may properly come before the annual meeting or any adjournment of the meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING

TO BE HELD ON MAY 4, 2021: The proxy statement and 2020 annual report to shareholders are available at:

https://www.enproindustries.com/shareholder-meeting.

By Order of the Board of Directors,

Robert S. McLean

Secretary

March 26, 2021

2021 PROXY STATEMENT    |    ii    |     ENPRO INDUSTRIES, INC.

2021 Proxy Statement

Proxy statement summary

This summary highlights information contained elsewhere in our proxy statement. Because the summary does not contain all of the information you should consider, you should read the entire proxy statement carefully before voting.

Annual meeting of shareholders

Time, place and voting matters		Meeting agenda

Date:	May 4, 2021	• Election of nine directors

Time:	11:30 a.m. Eastern Time	• Advisory vote to approve executive compensation

Place:	5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209	• Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021

Record date:	March 11, 2021	• Transact other business that may properly come before the meeting

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.	Mailing date We will begin mailing proxy materials to registered shareholders on or around March 26, 2021.

How to vote See “General information—How do I vote?” (page 8) for more information.

In addition to attending the annual meeting, shareholders of record can vote by any of the following methods:

By Internet at www.proxyvote.com	By telephone at 1-800-690-6903	By mailing your proxy card

If you hold your EnPro shares in street name through an account with a bank, broker or other nominee, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully.

Voting recommendations

Proposal	Board vote recommendation
Election of directors (see page 13)	“For” each director nominee
Advisory vote to approve executive compensation (see page 27)	“For”
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021 (see page 59)	“For”

2021 PROXY STATEMENT    |    1    |     ENPRO INDUSTRIES, INC.

PROXY STATEMENT SUMMARY	OUR DIRECTOR NOMINEES

Our director nominees

See “Proposal 1—Election of directors” (page 13) and “Corporate governance policies and practices” (page 20) for more information.

Every member of our board of directors is elected annually. You are being asked to vote on the election of these nine nominees, all of whom currently serve as directors.

			Other public boards
				Committee memberships
Director nominees	Age	Independent		AC	CC	NC	EC

Marvin A. Riley President and Chief Executive Officer, EnPro	46		1				Chair
Thomas M. Botts Retired Executive VP, Global Manufacturing, Shell Downstream Inc.	66	•	1	•	Chair	•	•
Felix M. Brueck Director Emeritus, McKinsey & Company, Inc.	65	•	—	•	•	•
B. Bernard Burns, Jr. Former Managing Director, McGuireWoods Capital Group	72	•	—	Chair	•	•	•
Diane C. Creel Retired Chairman, CEO and President, Ecovation, Inc.	72	•	2	•	•	•
Adele M. Gulfo Chief Business and Commercial Development Officer of Sumitovant Biopharma	58	•	2	•	•	•
David L. Hauser (Chairman of the Board) Former Chairman and CEO, FairPoint Communications	69	•	1	•	•	Chair	•
John Humphrey Former Executive Vice President and Chief Financial Officer, Roper Technologies, Inc.	55	•	2	•	•	•
Kees van der Graaf Former member of the board and executive committee, Unilever NV and Unilever PLC	70	•	2	•	•	•

AC	—	Audit and Risk Management Committee	CC	—	Compensation and Human Resources Committee
NC	—	Nominating and Corporate Governance Committee	EC	—	Executive Committee

Our directors’ diversity, tenure and skills

Our board of directors and its Nominating and Corporate Governance Committee believe broad and diverse experience, skills and background, as well as varying lengths of tenure, are critical elements of a highly functioning board. Our board of directors and its Nominating and Corporate Governance Committee believe this diversity permits the board to make sound decisions that support shareholder value, while the varying tenures of its members provide a balance of institutional knowledge and fresh perspectives. Important aspects of diversity in background include matters of gender, race and geographical perspective. The board currently includes two female directors, one director who is a person of color, and three directors whose careers involved working either entirely or substantially outside the United States.

2021 PROXY STATEMENT    |    2    |     ENPRO INDUSTRIES, INC.

PROXY STATEMENT SUMMARY	OUR DIRECTORS’ DIVERSITY, TENURE AND SKILLS

Director Experience and Qualifications

Experience/Qualifications	Botts	Brueck	Burns	Creel	Gulfo	Hauser	Humphrey	Riley	van der Graaf
Finance/Accounting			•	•		•	•	•
Government/Regulatory	•		•		•	•
Legal/Corporate Governance			•	•			•
Human Resources/ Compensation	•	•	•	•				•	•
International Experience	•	•	•	•	•	•	•	•	•
M&A/Business Development	•	•	•	•	•	•	•	•	•
Manufacturing/Operations	•	•	•				•	•	•
Sales/Marketing		•		•	•			•	•
Strategic Planning	•	•	•	•	•	•	•	•	•
Technical lnnovation/ Product Development		•		•	•			•	•

Corporate governance matters

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board, held to the highest standards of corporate governance, is a tangible advantage for our shareholders and for our businesses. Our board makes substantial efforts to meet such standards.

•	Board refreshment balances experience with fresh insights. We seek to balance directors who know and understand our company with those who bring fresh perspectives to governance and management and to expand the diversity of our board. Average tenure of our directors is 8.4 years and two directors joined the board in the last two years, including our CEO. We are actively pursuing succession planning for two directors, Ms. Creel and Mr. Burns, who intend to retire from the board in 2022.

•	We elect all directors annually to one-year terms. Annual elections allow shareholders to review each director’s skills and experience and approve his or her nomination at each annual meeting.

•	Our directors must be elected by majority vote. Any nominee in an uncontested election who receives more “withhold” votes than votes “for” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and recommend either accepting it or rejecting it to the board, which will act within 90 days after the shareholders’ meeting. The resigning director will not participate in these discussions.

•	The chairman of our board of directors is independent. The position of Chairman of the Board of Directors at EnPro is a non-executive position. Independent directors have held this position since the inception of our company in 2002. Since the Chairman of the Board is independent, he functionally serves as our lead independent director.

•	Our independent directors meet regularly in executive session. Our non-management directors meet regularly without members of management present. These sessions are presided over by the Chairman of the Board of Directors.

•	Our directors are required to own our company’s stock. Our directors are required to own shares in our company equal in value to five times the annual cash retainer they receive. New directors have five years from the time they join the board to accumulate these shares. All of the directors who have served for five years or more meet this requirement.

•	The board and each committee perform comprehensive annual evaluations. Evaluations allow our directors to assess their effectiveness at both the committee and the board level and include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors.

2021 PROXY STATEMENT    |    3    |     ENPRO INDUSTRIES, INC.

PROXY STATEMENT SUMMARY	EXECUTIVE COMPENSATION

Executive compensation

For more information, see “Proposal 2—Advisory vote approving executive compensation” (page 27), “Compensation discussion and analysis” (page 30) and “Executive compensation” (page 46).

Our board of directors recommends that you vote “For” our advisory proposal on executive compensation. The non-binding, advisory vote gives our shareholders the opportunity to approve the compensation paid to individuals identified as named executive officers in this proxy statement.

Our compensation practices

Our programs are designed to reward success. Our compensation programs enable us to align the interests of our executive officers with the interests of our shareholders and to reward our executives for superior performance. This practice allows us to attract and retain talented and highly motivated executive officers who are capable of driving our success and building value for our shareholders.

Our executive officers’ compensation:

•	Is tied to business performance—disappointing performance results in little or no payout while superior performance leads to superior payouts;

•	Is significantly stock-based;

•	Vests over several years;

•	Is linked to execution of our corporate strategies;

•	Encourages sound decisions that lead to long-term success and avoid unnecessary or excessive risk; and

•	Allows our executives the opportunity to earn competitive total pay.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. In 2020, we awarded stock options and restricted stock units that vest over three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

We have structured our compensation programs to align with the interests of our shareholders and to result in payment based on our performance.

We routinely engage with our shareholders to discuss any concerns about our compensation programs. Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, sustainability, management and compensation practices. During these conversations in 2020, our shareholders noted support for our practices and policies, including our compensation practices. We communicated the investor feedback on our compensation practices to the Compensation and Human Resources Committee and take shareholder views into account as we seek to align our policies and practices with their interests.

We employ best practices in executive compensation.

•	We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.

•	We align the interests of our executive officers with the interests of our shareholders.

•	Our long-term incentive compensation is focused on the relative and absolute return to shareholders and aligning the management experience with the shareholder experience.

•	We require our officers to own and retain meaningful amounts of EnPro stock and to increase their ownership as their levels of responsibility increase.

•	Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation plans. The consultant reports directly to the committee and provides no other services to our company.

•	We have limited perquisites.

•	We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.

•	Our policies prohibit executives from hedging ownership of EnPro stock and pledging EnPro stock.

•	Our clawback policy entitles us to recover performance-based compensation from any executive officer whose fraud or willful misconduct requires a material restatement of our financial results.

2021 PROXY STATEMENT    |    4    |     ENPRO INDUSTRIES, INC.

PROXY STATEMENT SUMMARY	EXECUTIVE COMPENSATION

Compensation analysis

Our compensation program ties incentive compensation pay to the achievement of both annual and long-term goals for the performance of our company. We set these goals each year and award both annual and three-year incentive awards tied to achieving these goals. In 2020, we also awarded stock options and restricted stock units that vest over three years to provide an incentive for performance to increase the value of our shares. We believe our compensation structure aligns with the interests of our shareholders and results in payment commensurate with our performance.

Annual incentive compensation. The amount of incentive awards paid under our annual performance plan is based on performance relative to threshold, target and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 50% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are at 200% of the target payout For 2020, the performance measures and weightings for the annual performance plan were adjusted EBITDA and cash flow return on operating capital (or “Cash Flow ROIC”), which performance measures are described on pages 39 and 40. These performance measures were selected to focus our leaders on efficient capital deployment of assets they can control—working capital and capital expenditures—and earnings on those assets. The following charts show the relative weighting of these performance measures in our 2020 annual incentive compensation awards, and our actual payout performance level against the target level of performance for each of the two performance measures (target level being reflected at 100%) and the resulting payout level against the target payout level. We achieved adjusted EBITDA at a level equal to 66% of the target level for that performance measure. The below-target level of performance against this measure resulted primarily from lower volumes in most of our served markets resulting from the COVID-19 pandemic. We achieved a Cash Flow ROIC that exceeded 200% of the target level for that performance measure. This performance resulted from focused and disciplined cash management throughout the year. Working capital declined during the year in connection with lower volumes and effective management, and the company managed capital expenditures tightly, both of which drove Cash Flow ROIC significantly above target.

Long-term compensation. In February of each year, we make long-term compensation awards to our executive officers. In 2020, these awards were made in the form of restricted stock units, stock options and long-term incentive compensation awards, which is a new long-term compensation structure implemented in 2020 to more fully align the long-term compensation program with share value performance and the experience of our shareholders. These changes to the long-term compensation program were made to better align our executive compensation structure with the company’s long-term business strategy and to align and focus our senior teams on the share value impact of all decisions, including capital deployment, dispositions and acquisitions, and to encourage agile decision-making not influenced by the pursuit of metrics established at the beginning of the performance period that might become outdated and could fail to incentivize appropriate value creation by the end of the three-year performance period.

The restricted stock units generally vest, subject to continued employment, in equal annual increments over a period of three years. The stock options have a per share exercise price equal to the fair market value of a share of our common stock on the date of grant, generally become exercisable subject to continued employment in equal annual increments over three years, and have a term of 10 years from the date of grant with earlier termination in connection with a termination of employment other than retirement.

The long-term incentive compensation awards granted in 2020 (the “Performance Share Awards”) are denominated in stock units and are payable in cash, with the payout amount based on our total shareholder return compared to the same measure of a stock index that includes our company (rTSR) measured over a three-year performance cycle. There are no payouts if our

2021 PROXY STATEMENT    |    5    |     ENPRO INDUSTRIES, INC.

PROXY STATEMENT SUMMARY	EXECUTIVE COMPENSATION

rTSR is below the 25th percentile of the firms included in that stock index, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative. The selection of rTSR as the performance measure for the Performance Share Awards was designed in light of our plan for the strategic transformation of EnPro to focus senior teams on the share value impact of all decisions, including acquisitions and capital deployment, and to encourage agile decision-making unencumbered by the pursuit of metrics established at the beginning of the performance period that might become outdated and act as a disincentive to appropriate value creation by the end of the three-year performance period.

In February 2018, executive officers were granted long-term incentive plan (“LTIP”) awards payable in stock and LTIP awards payable in cash for the three-year performance cycle that ended on December 31, 2020. The performance measure for the LTIP awards payable in cash was adjusted return on invested capital, which return measure included goodwill and other intangible assets. The performance measure for the LTIP awards payable in stock was rTSR. These performance measures are described in greater detail on page 41. In 2020, the Compensation and Human Resources Committee adjusted the LTIP awards payable in cash into two periods in order to take account of the sale of our Fairbanks Morse division, which was a significant part of our portfolio at the time that the sale was completed in January 2020, and to account for the impact of that transaction on adjusted return on invested capital. In February 2021, the Compensation and Human Resources Committee certified the level of performance with respect to the LTIP awards.

The following charts illustrate the allocation of value among the restricted stock units (RSUs), stock options and Performance Share Awards (valued at target) awarded to executive officers in February 2020 and the actual performance level as a percentage of target (weighted for the LTIP awards payable in cash between the two performance cycles) and payout level relative to the respective target levels (shown at 100%) of the LTIP awards for the 2018-2020 performance cycle made to the executive officers. Performance on the rTSR measure for LTIP awards payable in stock was below threshold resulting in no payout and performance on the measure for LTIP awards payable in cash was above the target range for the two-year cycle and below the threshold for the one-year cycle, resulting in a 81% payout.

2021 PROXY STATEMENT    |    6    |     ENPRO INDUSTRIES, INC.

General information

The enclosed proxy is solicited on behalf of the board of directors of EnPro Industries, Inc., in connection with our 2021 annual meeting of shareholders. The meeting will be held on Tuesday, May 4, 2021, at 11:30 a.m. at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina. You may use the enclosed proxy card to vote your shares whether or not you attend the meeting. Please vote by following the instructions on the card.

Because your vote is very important, we encourage you to cast it promptly by telephone or over the Internet, or by dating, signing and returning your proxy card in the enclosed envelope. Submitting your proxy in any of these manners means your shares of our common stock will be voted as you specify by the individuals named on the proxy card.

Every vote is important! Please vote your shares promptly.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We are mailing our 2020 annual report, including financial statements, with this proxy statement to all shareholders who hold shares directly in their own names. We will begin mailing materials to these registered shareholders on or around March 26, 2021. If you are a beneficial owner whose shares are held in street name in an account at a bank, securities broker or other nominee, you should receive the annual report, proxy statement and a proxy card directly from the nominee.

Any shareholder may request additional copies of these materials from our shareholder relations department, which can be reached via email at investor@enproindustries.com or by calling 704-731-1527.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act on the following proposals:

•	Election of nine directors;
•	Adoption of an advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement; and
•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021.

Our board of directors has submitted these proposals. We are not aware of any other business to be addressed at the meeting; however, other business may be addressed if it properly comes before the meeting.

Who is entitled to vote at the meeting?

You may vote if you owned EnPro common stock as of the close of business on the record date, March 11, 2021. Each share of common stock is entitled to one vote on each matter considered at the meeting. At the close of business on the record date, 20,596,106 shares of EnPro common stock were outstanding and eligible to vote. The amount does not include 181,826 shares held by an EnPro subsidiary.

Who may attend the meeting?

Holders of EnPro common stock whose shares are recorded directly in their names in our stock register (“shareholders of record”) at the close of business on March 11, 2021 may attend the meeting. In addition, shareholders who hold shares of our common stock in “street name,” that is, through an account with a broker, bank, trustee, or other holder of record, as of such date may attend the meeting by presenting satisfactory evidence of ownership as of the March 11, 2021 record date. Our invited guests may also attend the meeting.

2021 PROXY STATEMENT    |    7    |     ENPRO INDUSTRIES, INC.

GENERAL INFORMATION

What protocols will be in place to protect the safety of those who attend the meeting?

In response to the COVID-19 pandemic, health and safety protocols will be followed at our annual meeting. All seating will be appropriately spaced to ensure proper social distancing and attendees will be required to wear a mask or other acceptable face covering during the meeting.

How do I vote?

Shareholders of record: Shareholders of record have four voting options:

•	over the Internet at the website address shown on the enclosed proxy card;
•	by telephone through the number shown on the enclosed proxy card;
•	by completing, signing, dating and returning the enclosed proxy card by mail; or
•	in person at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by submitting your proxy. If you choose to vote your shares at the meeting, please bring proof of stock ownership and proof of your identity for entrance to the meeting.

Shareholders owning shares in street name: If you hold your EnPro shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must request a legal proxy appointment from your bank, broker or other nominee and present that legal proxy appointment, together with proof of your identity, to company officials as you attend the meeting.

How do I vote my 401(k) shares?

If you hold EnPro shares in an EnPro 401(k) plan, the plan’s trustee will vote your shares according to the instructions you provide when you complete and submit the proxy instructions you receive from the plan manager.

If you hold EnPro shares in an EnPro 401(k) plan and are also a shareholder of record with shares in a registered account outside the plan, and if your plan information matches the information we have on your registered account, you will receive one proxy card representing all shares you own.

If you hold EnPro shares outside an EnPro 401(k) plan in street name, or if your registered account information is different from your plan account information, you will receive separate proxies, one for shares you hold in the plan and one for shares you hold outside the plan.

What can I do if I change my mind after I vote my shares?

Even if you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Shareholders of record: Shareholders of record may change their votes in one of two ways:

•	by voting on a later date by telephone or over the Internet (only your last dated proxy card or telephone or Internet vote is counted); or
•	by delivering a later dated proxy card to our Secretary, either prior to or at the meeting; or by voting your shares in person at the meeting. In order to vote your shares at the meeting, you must specifically revoke a previously submitted proxy.

Shareholders owning shares in street name: If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy.

Is there a minimum quorum necessary to hold the meeting?

A quorum is established when the majority of EnPro shares entitled to vote are present at the meeting in person or by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of establishing a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum.

How will my vote be counted?

If you return your proxy card with specific voting instructions or submit your proxy by telephone or the Internet, your EnPro shares will be voted as you have instructed.

If you are a shareholder of record and submit a proxy by mail, telephone or the Internet without specific voting instructions, your shares will be voted according to our board of directors’ recommendations. If you do not submit valid proxy instructions or vote in person at the meeting, your shares will not be voted.

2021 PROXY STATEMENT    |    8    |     ENPRO INDUSTRIES, INC.

GENERAL INFORMATION

If you hold your shares in street name and do not give your bank, broker or other nominee instructions for voting your shares, your shares will be considered to be “uninstructed.” Your nominee generally has the authority to vote “uninstructed” shares at its discretion only on matters that are “routine” under the rules of the New York Stock Exchange (NYSE). For our 2021 meeting, only the ratification of our independent accounting firm (Proposal 3) is considered routine by the NYSE. The election of directors and matters related to executive compensation are not considered routine. Without your instruction, your shares will not be voted in these matters (Proposals 1 and 2).

What vote is required to approve each item?

Proposal 1: Election of directors. Directors are elected by a plurality of the votes cast in person or by proxy at the meeting. “Plurality” means that the director nominees who receive the largest number of votes cast are elected, up to the nine directors to be elected at the meeting. Un-voted shares will have no impact on the election of directors. Unless a proxy includes proper instructions to “Withhold” a vote for any or all nominees, the proxy will be voted “For” each of the nominees.

In an uncontested election, any nominee who receives more “Withhold” votes than votes “For” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will review the resignation and recommend a course of action to the board. The full board, excluding the resigning director, will act within 90 days after the shareholders meeting to accept or reject the resignation. The board’s decision and an explanation of the process used to reach it will be disclosed publicly on Form 8-K.

Proposal 2: Advisory vote to approve executive compensation. The advisory resolution to approve the compensation paid to our named executive officers will be approved if more votes are cast “For” the resolution than are cast “Against” it. Although this advisory vote is not binding under applicable law, our board will review the results and take them, and the views expressed by our shareholders, into account in determining our executive compensation practices.

Proposal 3: Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021. The ratification of the appointment of our independent accounting firm will be approved if more votes are cast “For” the proposal than are cast “Against” it.

Other business. Any other business that properly comes before the meeting, or any adjournment of the meeting, will be approved if more votes are cast “For” the proposal than “Against” the proposal.

How do broker non-votes and abstentions count for voting purposes?

“Broker non-votes” arise when shareholders who hold shares in street name do not give their banks, brokers or other nominees instructions for voting their shares and the banks, brokers or other nominees do not have authority to vote the shares on a matter because the matter is not routine. Abstentions and broker non-votes will count for determining whether a quorum is present for the meeting. Because directors are elected by a plurality of the votes cast, broker non-votes and abstentions will not count in determining the outcome of the election of directors. For the advisory vote on executive compensation, the ratification of the appointment of our independent accounting firm and with respect to any other business as may properly come before the meeting or any adjournment of the meeting, only votes “For” or “Against” the proposal count—accordingly, broker non-votes, if any, and abstentions will not be counted in determining the outcome of the votes on those proposals.

Is there a list of shareholders of record entitled to vote at the annual meeting?

You may examine a list of the shareholders of record entitled to vote at the annual meeting. The list will be available at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, from March 26, 2021 through the end of the meeting and will also be available at the location of the annual meeting during the annual meeting.

What are the board’s recommendations?

Your board of directors recommends that you vote:

•	“FOR” each of our nominees to the board of directors;
•	“FOR” the advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement; and
•	“FOR” ratifying PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021.

If you return a valid proxy card or respond to our proxy by telephone or Internet and do not include instructions on how you want to vote, your shares will be voted in accordance with the board’s recommendations.

2021 PROXY STATEMENT    |    9    |     ENPRO INDUSTRIES, INC.

GENERAL INFORMATION

How can I find out the results of the vote?

We will publish final voting results in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the meeting. We will also post the voting results on our website, www.enproindustries.com.

What is “householding” and how does it affect me?

When two or more shareholders are in the same household and receive mail at the same address, rules adopted by the SEC allow us to deliver only one proxy statement and annual report to that address, reducing our cost for preparing and delivering proxy materials. If you fall into this category and would like separate mailings of our proxy statement and annual report, you may request them at no cost to you by contacting us at investor@enproindustries.com or by calling 704-731-1527. Registered shareholders who would like separate mailings in the future (or who would like to consolidate future mailings) may request them using the contact information above. Investors whose shares are held in street name by a bank, broker or other nominee should request separate mailings (or consolidation of mailings) from the nominee.

Can I access these proxy materials on the Internet?

This proxy statement and our 2020 annual report to shareholders, which includes our 2020 Annual Report on Form 10-K, are available at https://www.enproindustries.com/shareholder-meeting.

Shareholders of record whose shares are held directly in their names in our stock register can choose to receive these documents over the Internet in the future by accessing www.proxyvote.com and following the instructions provided on that website. Choosing to receive your materials over the Internet gives you full access to all materials and saves us printing and mailing expenses. If you make this choice, you will receive an email prior to next year’s meeting notifying you that our proxy materials and annual report are available for online review. The email will also include instructions for electronic voting. Should you desire to end electronic delivery and again receive paper copies of the materials, please notify us by letter to 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Shareholder Relations.

Shareholders who hold their shares in street name should request instructions for receiving future proxy statements and annual reports over the Internet from their bank, broker or other nominee.

Who will solicit votes and pay for the costs of this proxy solicitation?

We will pay the costs of the solicitation. Although our officers, directors and employees may personally solicit proxies, they will not receive any additional compensation for doing so. We may also solicit proxies by issuing press releases, posting information on our website, www.enproindustries.com, and placing advertisements in periodicals or on websites. D.F. King & Co. is assisting us in the solicitation of proxies and provides us with advice and support related to solicitation. We do not expect the total costs to us for D.F. King’s services to exceed $20,000.

In addition, if banks, brokers and other nominees representing shareholders who hold their shares in street name make the request, we will reimburse them for their expenses in forwarding voting materials and obtaining voting instructions from these shareholders.

Who will count the votes?

Broadridge Financial Solutions will act as the master tabulator and count the votes.

2021 PROXY STATEMENT    |    10    |     ENPRO INDUSTRIES, INC.

Beneficial ownership of our common stock

Beneficial owners of 5% or more of our common stock

The following table sets forth information about the individuals and entities that beneficially owned more than five percent of our common stock as of March 1, 2021. This information is based solely on SEC filings made by the individuals and entities by that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

BlackRock, Inc. et al.(2) 55 East 52nd Street New York, New York 10055	3,161,801	15.4%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,083,906	10.1%
GAMCO Asset Management, Inc. et al.(4) One Corporate Center Rye, New York 10580	1,569,239	7.6%
Dimensional Fund Advisors LP(5) Building One, 6300 Bee Cave Road Austin, Texas 78746	1,314,622	6.4%

(1)	Applicable percentage ownership is based on 20,594,513 shares of our common stock outstanding at March 1, 2021, other than shares held by our subsidiaries.
(2)	This information is based on a Schedule 13G dated January 25, 2021 filed with the SEC by BlackRock, Inc. reporting beneficial ownership as of December 31, 2020. BlackRock, Inc. reports sole voting power over 3,126,589 shares and sole dispositive power over 3,161,801 shares. The Schedule 13G was filed by Blackrock, Inc. as a parent holding company with respect to the following subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The Schedule 13G indicates that BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of our common stock.
(3)	This information is based on a Schedule 13G amendment dated February 10, 2021 filed with the SEC by The Vanguard Group, Inc. reporting beneficial ownership as of December 31, 2020. The Vanguard Group, Inc. reports sole voting power with respect to 0 shares, shared voting power with respect to 19,949 shares, sole dispositive power with respect to 2,047,880 shares and shared dispositive power with respect to 36,026 shares. The Vanguard Group, Inc. also reports that such beneficial ownership includes beneficial ownership of its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, Vanguard Investments UK, Limited, none of which is identified as being a beneficial owner of 5% or more of our outstanding common stock.
(4)	This information is based on a Schedule 13D amendment dated July 23, 2020 filed with the SEC by GAMCO Asset Management Inc. (“GAMCO”), GAMCO Investors, Inc., Mario J. Gabelli (“Mario Gabelli”), GGCP, Inc. (“GGCP”), Associated Capital Group, Inc. (“AC”), Gabelli Funds, LLC (“Gabelli Funds”), MJG Associates, Inc. (“MJG Associates”) and Gabelli Foundation, Inc. (the “Foundation”) reporting beneficial ownership as of July 22, 2020. The Schedule 13D amendment reported that the principal business office of GGCP, AC and MJG Associates is 191 Mason Street, Greenwich, Connecticut 06830, and the principal business office of the Foundation is 165 West Liberty Street, Reno, Nevada 89501. The Schedule 13D amendment reported that, as of July 22, 2020, Gabelli Funds had sole voting and sole dispositive power with respect to 243,200 shares, GAMCO had sole voting power with respect to 1,179,839 shares and sole dispositive power with respect to 1,303,039 shares, MJG Associates had sole voting power and sole dispositive power with respect to 12,000 shares, the Foundation had sole voting power and sole dispositive power with respect to 9,500 shares, and AC had sole voting power and sole dispositive power with respect to 1,500 shares. The Schedule 13D amendment further reported that Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the entities listed in the immediately preceding sentence and that AC, GBL and GGCP are deemed to have beneficial ownership of the shares owned beneficially by each of such entities other than the Foundation.
(5)	This information is based on a Schedule 13G amendment dated February 12, 2021 filed with the SEC by Dimensional Fund Advisors LP reporting beneficial ownership as of December 31, 2020. Dimensional Fund Advisors LP reports sole voting power over 1,272,791 shares and sole dispositive power over 1,314,622 shares in its role as investment advisor to certain investment companies or as investment manager to certain commingled funds, group trusts and separate accounts, which own such shares. In its Schedule 13G amendment, Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

Director and executive officer ownership of our common stock

The following table sets forth information as of March 1, 2021 about the shares of our common stock beneficially owned by our directors and the executive officers listed in the summary compensation table included in this proxy statement, as well as the shares of our common stock that our current directors and executive officers own as a group. It also includes information regarding the number of phantom shares payable in cash and deferred stock units held by our directors payable in shares. These phantom shares and deferred stock units are not included in the number of shares beneficially owned, but reflect the economic interests of our directors in our common stock.

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BENEFICIAL OWNERSHIP OF OUR COMMON STOCK	DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP OF OUR COMMON STOCK

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Shares(1)	Directors’ Phantom Shares(2)	Directors’ Stock Units(3)	Percent of Class(4)

Marvin A. Riley	42,417	—	—	*
Thomas M. Botts	17,780	—	2,836	*
Felix Brueck	13,837	—	9,603	*
B. Bernard Burns, Jr.	21,465	—	1,432	*
Diane C. Creel	23,230	—	—	*
Adele M. Gulfo	5,390	—	—	*
David L. Hauser	26,249	4,438	8,198	*
John Humphrey	11,936	—	5,382	*
Kees van der Graaf	15,844	—	1,432	*
J. Milton Childress II	48,696	—	—	*
Robert S. McLean	31,766	—	—	*
Susan E. Sweeney	13,810	—	—	*
Jerry L. Johnson	—	—	—	*
15 current directors and executive officers as a group	283,343	4,438	28,883	*

*	Less than 1%
(1)	These numbers include the following shares that the individuals may acquire within 60 days after March 1, 2021 pursuant to outstanding phantom share awards payable in shares immediately upon termination of service as a director: Mr. Botts, 14,248 shares; Mr. Brueck, 11,405 shares; Mr. Burns, 15,440 shares; Ms. Creel, 20,798 shares; Ms. Gulfo, 3,883 shares; Mr. Hauser, 23,995 shares; Mr. Humphrey, 8,504 shares; Mr. van der Graaf, 14,644 shares; and all current directors and executive officers as a group, 112,917 shares. These numbers include the following shares that the individuals may acquire within 60 days after March 1, 2021 through the exercise of stock options: Mr. Riley, 16,862 option shares; Mr. Childress, 5,700 option shares; Mr. McLean, 3,730 option shares; Dr. Sweeney, 2,083 option shares; and all current directors and executive officers as a group, 29,725 option shares. The numbers also include the following shares held in our Retirement Savings Plan for Salaried Employees as follows: Mr. Childress, 1,164 shares; Dr. Sweeney, 1,482 shares; and 2,646 shares in the aggregate allocated to members of all current directors and executive officers as a group. The amounts reported do not include restricted stock units as follows: Mr. Riley, 51,145 restricted stock units; Mr. Childress, 14,231 restricted stock units; Mr. McLean, 9,149 restricted stock units; Dr. Sweeney, 6,993 restricted stock units; Mr. Johnson 7,331 restricted stock units; and all current directors and executive officers as a group, 94,419 restricted stock units. The amounts reported include the following restricted stock units that are vested but deferred under our Management Stock Purchase Plan: Mr. Childress, 438 shares; Mr. McLean, 624 shares; Dr. Sweeney, 131 shares; and all current directors and executive officers as a group, 1,323 shares. The amounts reported do not include the following unvested stock options: Mr. Riley, 137,547 option shares; Mr. Childress, 26,873 option shares; Mr. McLean, 17,708 option shares; Dr. Sweeney, 10,158 option shares; Mr. Johnson, 19,485 option shares and all current directors and executive officers as a group, 218,164 option shares. The amounts reported do not include share unit accounts under our Management Stock Purchase Plan for deferrals of annual incentive compensation: Mr. Childress, 1,781 shares; Mr. McLean, 2,525 shares; Dr. Sweeney, 526 shares; and all current directors and executive officers as a group, 5,351 shares.
(2)	This amount reflects cash-settled phantom shares awarded to Mr. Hauser and dividend equivalents accrued with respect to these awards. We ceased awarding cash-settled phantom shares to directors before the other directors joined the board. When Mr. Hauser leaves the board, he will receive cash in an amount equal to the value of these phantom shares. Because these phantom shares are payable in cash, Mr. Hauser has neither voting nor investment authority in common stock arising from his ownership of these phantom shares and is therefore not deemed to beneficially own shares underlying these awards, though his economic interest with respect to these awards is equivalent to the economic interest of stock ownership.
(3)	These numbers reflect the number of stock units credited to those non-employee directors who have elected to defer all or a part of the cash portion of their annual retainer and meeting fees pursuant to our Deferred Compensation Plan for Non-Employee Directors. See “Corporate Governance Policies and Practices—Director Compensation.” Because the stock units are not actual shares of our common stock and the directors may not receive the underlying shares within 60 days after March 1, 2021, the directors do not currently beneficially own the underlying shares, though the directors’ investment with respect to these units are equivalent to the economic interests of stock ownership.
(4)	These percentages do not include the directors’ phantom shares or stock units described in footnotes 1 and 2, above. Applicable percentage ownership is based on 20,594,513 shares of our common stock outstanding at March 1, 2021, other than shares held by our subsidiaries.

Section 16(a) reports

Section 16(a) of the Exchange Act requires our directors and officers and people who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. The SEC requires these reports to be filed within specified deadlines after the event triggering the requirement to file a report.

We have reviewed the copies of the Section 16 reports filed with the SEC. Based solely on this review and written representations of our directors and officers, we believe that no director, officer, or 10% shareholder failed to timely file in 2020 any report required by Section 16(a).

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Proposal 1 — Election of directors (Item 1 on the proxy card)

At our annual meeting, shareholders will be asked to elect nine directors who will hold office until our 2022 annual meeting or until their respective successors are elected and qualified. All of the nominees are incumbent directors who were elected at the 2020 annual meeting of shareholders and whose terms would otherwise expire upon the election of directors at the meeting. The average tenure of the independent directors nominated for election at the annual meeting is 8.4 years, with the tenure of the incumbent directors ranging from 2.4 to 14 years.

In selecting new members to the board, we have sought individuals with diverse skills and experiences to complement those of the other directors. All nominees have indicated that they are willing to serve as directors if elected. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees. If any nominee should become unable or unwilling to serve, the proxies will be voted for the election of a person designated by the board of directors to replace the nominee. Under our bylaws no person less than 18 years of age is eligible to be elected as a director.

The board of directors unanimously recommends that you vote “FOR” the election of each of the nominees for director named on the following pages.

Nominees for election

Marvin A. Riley

Chief Executive Officer
and President

Age 46

Director since 2019

Experience: Mr. Riley has served as our Chief Executive Officer and President since July 29, 2019, having served as our Executive Vice President and Chief Operating Officer since July 2017.

Mr. Riley served as President of our Fairbanks Morse Engine division from May 2012 to May 2018. Prior to that Mr. Riley served as Vice President, Manufacturing, of EnPro since December 2011. Mr. Riley served as Vice President Global Operations of our GGB division from November 2009 until November 2011 and as Vice President Operations Americas, GGB division, from July 2007 until November 2011. Prior to joining EnPro, Mr. Riley was an executive with General Motors Vehicle Manufacturing and held multiple positions of increasing responsibility from 1997 to 2007 within General Motors.

Mr. Riley received a B.S.E.E. in electrical engineering from Howard University and an M.B.A. from Johns Hopkins University and completed the Advanced Management Program at the Harvard Business School.

Current public company directorships:

•   Cree, Inc.

Public company directorships in the last five years:

•   TimkenSteel Corporation

Qualifications:

•   Over twelve years’ experience in divisional management and senior corporate executive roles at EnPro, including as our Chief Executive Officer and President since July 29, 2019.

•   Active involvement in and deep understanding of our company’s operations and markets.

•   Specific knowledge of our businesses, our people, our challenges and our prospects for continued growth.

2021 PROXY STATEMENT    |    13    |     ENPRO INDUSTRIES, INC.

PROPOSAL 1 – ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Thomas M. Botts

Age 66

Director since 2012

Experience: Mr. Botts retired from Royal Dutch Shell on December 31, 2012 as executive vice president, global manufacturing, Shell Downstream Inc. He was responsible for Shell’s global manufacturing business, including all refineries and chemical complexes.

He joined Shell in 1977 as a production engineer and served in a number of corporate and operating roles including executive vice president for exploration and production (E&P) in Europe, leading Shell’s largest E&P unit. He held those responsibilities from 2003 to 2009.

He has been a member of the board of directors of the National Association of Manufacturers, a member of the American Petroleum Institute Downstream Committee, and

a member of the council of overseers for the Jones Graduate School of Business at Rice University.

He currently is a non-Executive Director for Wood plc, an international energy services company based in the United Kingdom, a member of the board of directors of the University of Wyoming Foundation, Chairman of the Governor’s Tier 1 Task Force at the University of Wyoming, a member of the Energy Resources Council, University of Wyoming, and a member of the Society of Petroleum Engineers.

Mr. Botts received a B.S. in Civil Engineering from the University of Wyoming.

Current public company directorships:

•   John Wood Group PLC

Qualifications:

•   Thirty-five years of global business experience in oil and gas exploration and production and refining and petrochemical manufacturing.

•    Extensive experience in our oil, gas and petrochemical markets.

•   Successful leadership in business transformation in large scale, multi-country organizations.

Felix M. Brueck

Age 65

Director since 2014

Experience: Mr. Brueck is a Director Emeritus of McKinsey & Company, Inc., a global consulting firm. He was a Director at McKinsey prior to his retirement in 2012. During his almost 30-year career with McKinsey, Mr. Brueck specialized in counseling clients in operational and organizational transformations of entire companies, major functions or business units in technologically complex industries. He was based in offices in Munich, Tokyo and Cleveland.

While at McKinsey, Mr. Brueck led the Firm’s Manufacturing Practice in the Americas and its Organizational Effectiveness

Practice in the Americas. He was a founder of McKinsey’s Performance Transformation Practice. Prior to joining McKinsey, Mr. Brueck worked as an engineer for Robert Bosch GmbH. Mr. Brueck received a Dipl. Ing. (the equivalent of a Master’s Degree in Mechanical Engineering) from RWTH Aachen University in Germany and a Master’s Degree in International Management from Thunderbird School of Global Management.

Qualifications:

•   Expertise and insights developed over 30 years into operational and organizational strategies and structures across a broad range of the industries in which EnPro operates.

•   Skill and experience in leadership development and optimizing productivity.

•   Experience as an advisor to companies around the world regarding global markets, business environments and practices.

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PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

B. Bernard Burns, Jr.

Age 72

Director since 2011

Experience: Mr. Burns’ career has focused on corporate law, industrial manufacturing, mergers and acquisitions, and service on the boards of companies engaged in a variety of businesses.

Mr. Burns retired as counsel to the law firm McGuireWoods LLP in 2018, and was a partner of that firm from 2001 to 2011, and of a predecessor firm from 1979 to 1989. He also served as the Managing Director of McGuireWoods Capital Group, a merger-and-acquisition advisory business, which he co-founded in 2001, until 2018. Prior to 2001, Mr. Burns served in various executive capacities with United Dominion Industries Limited, a diversified industrial manufacturer. At United

Dominion, he was Senior Vice President and General Counsel from 1993 to 1996, and president of several of its operating segments and divisions from 1996 to 2001.

Mr. Burns earned a B.A. from Furman University and a J.D. from the Duke University School of Law and completed the Advanced Management Program at Duke University’s Fuqua School of Business.

Qualifications:

•   Deep experience in legal, corporate governance and operating issues.

•   Extensive experience in mergers and acquisitions, including assessment of the valuation and performance of potential acquisitions.

•   Long tenure as a senior manager in diverse roles at a large diversified manufacturer.

•   Considerable board of director experience at a number of private companies engaged in a broad spectrum of manufacturing and distribution businesses, including service as interim CEO and member of compensation, audit and executive committees.

Diane C. Creel

Age 72

Director since 2009

Experience: Ms. Creel served as Chairman, Chief Executive Officer and President of Ecovation, Inc., a waste-to-energy systems company, from May 2003 until her retirement in September 2008. Before joining Ecovation, Ms. Creel was Chairman, Chief Executive Officer and President of Earth Tech, Inc., an international consulting engineering firm, a position she held from January 1991 to May 2003. She joined Earth Tech as Vice President in 1984 and served there as Chief Operating Officer from 1987 to 1991.

Ms. Creel was director of business development and communications for CH2M Hill from 1978 to 1984, manager of communications for Caudill Rowlett Scott from 1976 to

1978, and director of public relations for LBC&W, Architects-Engineers-Planners from 1971 to 1976.

Ms. Creel has a B.A. and M.A. from the University of South Carolina.

Current public company directorships:

•   Allegheny Technologies Incorporated (lead director)

•   TimkenSteel Corporation

Public company directorships in the last five years:

•   Timken Corporation

•   URS Corporation

Qualifications:

•   Extensive senior management experience, including 15 years as a CEO/Chairman of the Board.

•   Experience in and knowledge of mergers and acquisitions, environmental matters, corporate governance, strategic planning, finance, executive compensation and benefits and international markets.

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PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Adele M. Gulfo

Age 58

Director since 2018

Experience: Ms. Gulfo has served as the Chief Business and Commercial Development Officer at Sumitovant Biopharma since December 2019. Sumitovant Biopharma, formed as a wholly owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd., operates five biopharmaceutical companies acquired from Roivant Sciences Ltd. in December 2019. From May 2018 to December 2019, Ms. Gulfo served as Chief of Commercial Development of Roivant Sciences. Prior to joining Roivant Sciences in May 2018, Ms. Gulfo served as Executive Vice President and Head of Global Commercial Development for Mylan N.V. from January 2014 to January 2018. Before joining Mylan, Ms. Gulfo spent five years at Pfizer Inc. in a number of executive positions, including President and General Manager, U.S. Primary Care. She also ran Commercial Operations and the Managed Markets organization across

Pfizer’s biopharmaceutical business in the U.S. Prior to joining Pfizer, she held several executive positions at AstraZeneca Pharmaceuticals and at the Parke-Davis division of Warner-Lambert (which later merged with Pfizer), and, as the Senior Director, Cardiovascular Marketing for that company, she launched Lipitor, the best-selling pharmaceutical product.

Ms. Gulfo holds a B.S. in Biology from Seton Hall University and a M.B.A. in Marketing from Fairleigh Dickinson University.

Current public company directorships:

•   Medexus Pharmaceuticals Inc.

•   Myovant Sciences Ltd.

Public company directorships in the last five years:

•   Bemis Company, Inc.

Qualifications:

•   Extensive commercial development, marketing and general management background, with deep experience in global markets and the pharmaceutical industry.

•   Executive experience in multiple firms with strategic planning, transforming commercial operations, maximizing efficiency and increasing employee engagement.

David L. Hauser

Age 69

Director since 2007

Experience: Mr. Hauser was affiliated with FairPoint Communications, Inc., a communications services company, from July 2009 until March 2011. He joined FairPoint as Chairman of the Board and Chief Executive Officer and served as a consultant to the company from August 2010 until March 2011.

Prior to joining FairPoint, Mr. Hauser had a 35-year career with Duke Energy Corporation, one of the largest electric power companies in the United States. He was Group Executive and Chief Financial Officer of Duke Energy from April 2006 until June 30, 2009, and was Chief Financial Officer and Group Vice President from February 2004 to April 2006. He was named acting Chief Financial Officer in November 2003. He was Senior Vice President and Treasurer from June 1998 to November

2003. During his first 20 years with Duke Energy, Mr. Hauser served in various accounting positions, including controller.

Mr. Hauser is a member of the board of trustees of Furman University and a past member of the board of trustees of the University of North Carolina at Charlotte. He has retired as a member of the North Carolina Association of Certified Public Accountants.

Mr. Hauser received a B.A. from Furman University and an M.B.A. from the University of North Carolina at Charlotte.

Current public company directorships:

•   OGE Energy Corp.

Qualifications:

•   Training and experience in various accounting and financial reporting roles.

•   Service as the chief financial officer of a major corporation provides valuable insight into accounting, financial controls and financial reporting.

•   Understanding of public company strategic and corporate planning, including capital allocation.

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PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

John Humphrey

Age 55

Director since 2015

Experience: From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc., a Fortune 1000 company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide, and he retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal. Mr. Humphrey’s earlier career included 6 years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions.

Mr. Humphrey is a member of the Board of Advisors of the Elon University Love School of Business.

Mr. Humphrey received a B.S. in Industrial Engineering from Purdue University and an M.B.A. in Finance from the University of Michigan.

Current public company directorships:

•   Ingersoll Rand Inc. (formerly, Gardner Denver Holdings, Inc.)

•   O-I Glass, Inc. (formerly, Owens-Illinois, Inc.)

Qualifications:

•   Prior service as the chief financial officer of a Fortune 1000 corporation provides insight into accounting and financial issues affecting public corporations.

•   Experience with international markets, business environments and practices.

•   Experience and expertise in capital allocation and strategic planning, including mergers and acquisitions and other business development activities.

•   Experience in management of several manufacturing companies provides insight into manufacturing and operational issues.

Kees van der Graaf

Age 70

Director since 2012

Experience: Mr. van der Graaf is owner and chairman of FSHD Unlimited, a biotechnology company he founded in October 2014. Mr. van der Graaf was an Executive-in-Residence at IMD International, an international business school based in Lausanne, Switzerland between 2008 and 2011 and was Co-director of the IMD Global Center in 2011.

Prior to joining IMD, Mr. van der Graaf enjoyed a 32-year career with Unilever NV and Unilever PLC, which operate the Unilever Group, a multinational supplier of fast-moving consumer goods. At Unilever, Mr. van der Graaf served as President of Ice Cream and Frozen Foods—Europe from 2001 to 2004 and as a member of the Board and Executive Committee of Unilever NV and Unilever PLC from 2004 to 2008. During that period, he had responsibilities for the Global Foods division and later for the European Business group.

Until February 2015, Mr. van der Graaf served as a member of the board of directors of Ben & Jerry’s, a wholly owned subsidiary of Unilever, which is charged with preserving and expanding Ben & Jerry’s social mission, brand integrity and product quality.

He has also served as a member of the supervisory boards of several privately held European-based companies and served as chairman of the supervisory board of the University of Twente in The Netherlands.

Mr. van der Graaf received a degree in mechanical engineering and an M.B.A. from the University of Twente.

Current public company directorships:

•   Basic-Fit N.V. (Chairman)

•   GrandVision N.V. (Chairman)

Public company directorships in the last five years:

•   Carlsberg A/S

•   OCI N.V.

Qualifications:

•   Extensive experience as an executive manager in global public corporations.

•   Geographic knowledge and management experience in European markets, business environments and practices.

2021 PROXY STATEMENT    |    17    |     ENPRO INDUSTRIES, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	DIRECTOR DIVERSITY

Director diversity

EnPro seeks diversity among the directors, including diversity in professional experience, skills and industry background, as well as gender, racial/ethnic and geographic diversity. Our board of directors and its Nominating and Corporate Governance Committee believe this diversity permits the board to make sound decisions that support shareholder value. Diversity of professional experience, skills and industry background is highlighted in the director experience and qualifications matrix that appears on page 3 and in their respective biographies outlined on the foregoing pages. In addition to this diversity in experience, skills and background, the board currently includes two female directors, one director who is a person of color, and three directors whose careers involved working either entirely or substantially outside the United States.

Board leadership structure

The primary responsibility of our board of directors is to oversee and direct management in its conduct of our business. Members of the board are kept informed about our business through discussions with the Chairman and our officers, by reviewing materials provided to them, and by participating in board and committee meetings. In addition, non-management directors meet periodically in executive session without members of management present. These sessions are presided over by the Chairman of the Board of Directors, presently Mr. Hauser, who is functionally our lead independent director.

We believe that the positions of Chairman of the Board of Directors and Chief Executive Officer should be held by separate individuals, and they have been since the inception of our company. The role of Chairman is a non-executive position currently filled by Mr. Hauser, an independent director. Mr. Riley, our Chief Executive Officer, is the only current director who is employed by the company. This structure continues to be appropriate for our company given the individuals serving in those positions. Mr. Hauser is a former chief executive officer of a publicly held company and serves and has served as a director of other public companies. This experience, coupled with his knowledge of and familiarity with our company and its businesses through his service on our board of directors, gives him the ability to serve as a valued sounding board for our Chief Executive Officer.

Committee structure

Our board of directors has four committees:

• an Executive Committee	• a Compensation and Human Resources Committee
• an Audit and Risk Management Committee	• a Nominating and Corporate Governance Committee

To maximize the efficiency of our board, all of our independent directors serve on each committee other than the Executive Committee. For a list of our independent directors, see “Corporate Governance Policies and Practices—Director Independence.”

Each board committee operates under a written charter approved by the board. Copies of these charters are available on our website at www.enproindustries.com. Click on “For Investors” and then “Governance” and then “Committees” and look under “Committee Charters.” Copies of the charters are also available in print to any shareholder who requests them.

Executive Committee. The Executive Committee is chaired by Mr. Riley and includes Mr. Hauser and the chairs of the other board committees. Its primary function is to exercise the powers of the board as and when directed by the board or when the board is not in session, excluding powers which may not be delegated to a committee of directors under North Carolina law. The committee did not meet in 2020.

Audit and Risk Management Committee. The Audit and Risk Management Committee assists the board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our management of areas of significant risk (including insurance, pension, cybersecurity, environmental and litigation) and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm. This committee has the sole authority to appoint or replace our independent registered public accounting firm and to approve all related fees. The committee met four times in 2020. Mr. Burns is the chairman.

2021 PROXY STATEMENT    |    18    |     ENPRO INDUSTRIES, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	COMMITTEE STRUCTURE

Compensation and Human Resources Committee. The Compensation and Human Resources Committee assists the board and management in overseeing the appropriateness and cost of our compensation and benefit programs, particularly for executives. The committee sets the salaries and annual bonus and long-term award opportunities for our senior executives, assesses the performance of our Chief Executive Officer, and oversees succession planning. Responsibility for the design, administration, asset management and funding policies of our qualified and non-qualified benefit plans is delegated to a benefits committee consisting of members of management and other employees. However, the Compensation and Human Resources Committee has expressly retained the authority to approve amendments to benefit plans (except those resulting from collective bargaining agreements) that would materially affect the cost, basic nature or financing of these plans. In addition, the committee approves all formal policies established by the benefits committee and reviews the benefits committee’s activities at least once a year. The committee met four times in 2020. Mr. Botts is the chairman.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and nominates individuals who are qualified to become members of the board, assesses the effectiveness of the board and its committees, and recommends board committee assignments. This committee reviews our strategy, policies and processes with respect to environmental, social and sustainability matters, including advising the board and management on matters pertinent to sustainability and reviewing and recommending board adoption of our periodic sustainability reports made available to the public. This committee assists the board and management in exercising sound corporate governance and reviews various corporate governance issues, including those items discussed under “Corporate Governance Policies and Practices.” The committee met five times in 2020. Mr. Hauser is the chairman.

Risk oversight

As described above, the Audit and Risk Management Committee assists the board in monitoring our compliance with legal and regulatory requirements and the way we manage areas of significant risk. The company’s internal audit group periodically analyzes risks to our company and reports the results of its analysis to the Audit and Risk Management Committee. The head of the internal audit group reports directly to the Audit and Risk Management Committee and customarily attends meetings of that committee. Our General Counsel also customarily attends the committee’s meetings.

Meetings and attendance

The board met five times in 2020. Board and committee meetings are typically held on successive days, with meetings typically covering two days. The board conducts periodic visits to our facilities as part of its regularly scheduled meetings. In 2020, each director attended at least 75% of the meetings of the full board and of the board committees on which he or she serves that were held during the period of the director’s service.

All directors are encouraged by policy to attend our annual meeting of shareholders. Our 2020 annual meeting was held shortly after the United States began to more broadly experience the outbreak of COVID-19 and was held at our corporate headquarters. All of the directors participated telephonically and were available to address any questions that might have been raised by shareholders at the meeting; none of the directors attended physically in light of then recently imposed restrictions and other safety concerns. Generally, over the past decade no shareholders have attended our annual meetings other than directors, officers and corporate office employees who hold shares, and that was the case with respect to our 2020 annual meeting.

2021 PROXY STATEMENT    |    19    |     ENPRO INDUSTRIES, INC.

Corporate governance policies and practices

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board operating under the highest standards of corporate governance is a tangible competitive advantage. Our board has undertaken substantial efforts to meet those standards.

Corporate Governance Guidelines and Code of Business Conduct

The board regularly reviews our Corporate Governance Guidelines, taking into account recent trends in corporate governance and any new rules adopted by the NYSE and the SEC. Among other things, these guidelines specify that:

•	the Chief Executive Officer should be the only employee who serves as a director subject to exceptions approved by the board of directors;
•	a substantial majority of the members of the board should be independent;
•	the board should hold regularly scheduled executive sessions without management present;
•	board members should attend our annual shareholders’ meeting; and
•	the board should annually evaluate its performance and contributions, and those of its committees.

Our Corporate Governance Guidelines also:

•	require any nominee for director in an uncontested election to tender a resignation if a greater number of votes are “withheld” from his or her election than are voted “for” the nominee; and
•	prohibit directors from using EnPro stock in hedging or monetization transactions, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments.

Our Code of Business Conduct (the “Code”) applies to our directors and all EnPro employees, including our principal executive, financial and accounting officers. The Code covers conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, fair dealing, compliance with laws (including insider trading laws), the accuracy and reliability of our books and records, and the reporting of illegal or unethical behavior.

The Code requires all transactions by directors or employees that would create a conflict of interest, including related party transactions that require disclosure in our proxy statement, to be reviewed by a member of our internal Corporate Compliance Committee or an attorney in our legal department. The Code also requires the transaction to be presented to our Chief Executive Officer and the Audit and Risk Management Committee. The Code does not include specific procedures for dealing with these transactions, but allows them to be dealt with case-by-case as they arise. All members of the board and all officers must annually certify their compliance with the Code. Each member of the board and each officer certified compliance without exception in the first quarter of 2021.

Copies of the Code and our Corporate Governance Guidelines are available on our website at www.enproindustries.com. From our home page, click on the “For Investors” tab, then on “Governance,” then on “Corporate Governance Documents” and then, for the Code, click “Code of Conduct” and, for the Corporate Governance Guidelines, click “Corporate Governance Guidelines.”

Corporate social responsibility and sustainability

The EnPro board exercises oversight with respect to corporate social responsibility and sustainability matters directly and through its committees. Our emphasis on corporate social responsibility and sustainability is at the core of how EnPro does business. We believe this focus creates long-term value and better returns for our stakeholders and positions our business for ongoing success. This focus aligns with and includes our human capital strategy of attracting and retaining the most talented people, protecting their mental and physical health and fostering their development. Our approach to sustainability includes engaging team members across departments and finding collaborative ways to establish and maintain high standards for social responsibility and sustainability.

Employee development and safety. We strive to create an environment where all employees can flourish. We are a “Dual Bottom Line” company where the pursuits of financial performance and human development are co-equal and inextricably linked. This “Dual Bottom Line” philosophy is the backbone from which we operate. Our core values of Safety, Excellence and Respect drive our focus on how we conduct business and care for our people.

Our culture is focused around four primary intentions: Deliberately Dual Bottom Line, Deliberately Doubling, Deliberately Developmental and Deliberately Diverse. “Deliberately” underscores the importance and focus we place on these intentions as our company evolves. As noted above, “Deliberately Dual Bottom Line” represents our commitment to helping people learn to develop themselves as a co-equal goal to financial performance. “Deliberately Doubling” emphasizes our intent to grow EnPro through innovative approaches that lead to significant customer benefits and positive returns for EnPro.

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	CORPORATE SOCIAL RESPONSIBILITY AND SUSTAINABILITY

“Deliberately Developmental” describes our focus on using our daily work to help our employees develop themselves and achieve their career goals. We foster a culture of learning and development because we believe that continuously improving ourselves will lead to personal and company success. We empower our employees to pursue their interests, not just meet daily demands. We actively promote and encourage growth and new ideas based on the passions of our employees. As a result, our employees develop ideas that improve our processes and product quality, make the world a safer place, and lower our impact on the environment. These ideas are constantly being developed and integrated into our corporate routine. By promoting, considering, and valuing these contributions, we believe we are able to meaningfully transform our business for the better, leading to greater employee happiness, improved engagement with the communities in which we work, and reduced impact on the environment.

As part of our commitment to our people, we provide a comprehensive compensation and benefits program that is designed to attract and retain employees. Our programs are designed to meet the changing needs of our employees and their families. In the U.S., this includes a company-wide minimum wage of $15 per hour, a 401k plan with company match, an award-winning wellbeing program, flexible vacation and time off policies that include a new “take what you need” program for salaried employees, enhanced employee assistance programs, paid family leave, tuition assistance, and comprehensive healthcare benefits that includes medical, prescription drug, dental, life, disability, health savings accounts, flexible spending accounts, critical illness, and accidental, death and dismemberment coverages.

We have demonstrated extreme care and compassion for our employees during the COVID-19 crisis. We delivered programs that cared for our employees’ physical needs, while also implementing several initiatives that provided emotional connection, and fostered psychological safety during these challenging times. The positive impact of our care, compassion and flexible programs is demonstrated by our employee retention rates. In particular, the retention rate of women (in the United States) at EnPro has remained the same over the past year, which is a remarkable achievement for a year in which hundreds of thousands of women have left the U.S. workforce, disproportionately to men, due to impacts of the pandemic.

Safety remains one of our three core values and we have worked hard to develop a world-class safety program and culture. Our commitment to safety has resulted in our being the only public company to have been recognized on three separate occasions by EHS Today as “America’s Safest Company”. 2020 was the safest year in the history of our company as measured by medical treatment case rates.

Diversity and inclusion. Our “Deliberately Diverse” primary intention underscores our belief that a diverse workforce is critical to our success and we have increased our focus on growing an inclusive workplace. Our senior leadership is committed to an inclusive and diverse workforce, which is exemplified by our CEO’s direct involvement in many of our key Diversity and Inclusion (“D&I”) initiatives. In 2020, our senior leadership team delivered bias-awareness training to our global employee population and our CEO leads several of our platforms that foster an inclusive workplace. Our talent acquisition practices further support our commitment to a diverse workforce. We require diverse candidate slates, as well as diverse interview panels, and have implemented tools and structures to reduce bias during the interview and selection process. As a result, our percentage of female promotions in the U.S. has increased by 10% since January 2019. Female and minority representation among our senior leadership team has increased by 5% since December 2019. During calendar 2020, we hosted 32 weekly “Courageous Conversations/Mid-Week Mindfulness Sessions”, which are open to all employees globally. We host quarterly calls for our employee resource groups, such as Women@EnPro, Women in Engineering, LGBTQ+ and community of color employees. These platforms further create and promote spaces at EnPro that encourage our colleagues to bring their whole selves to work.

We are confident that these initiatives comprise a key component of our continued successful transformation as a company.

Supporting our communities. We believe we have an obligation to improve the quality of life in the communities where we operate. We help create strong, vibrant, and resilient communities through our employees, our foundation, community initiatives, and corporate matching program.

In 2020, we launched the EnPro Foundation to support charitable, educational and other organizations working to advance education, equality, diversity and the preservation of human dignity. We have initially funded the foundation with $1 million and have assembled a grant committee comprised of members of the EnPro workforce. To start, our foundation has made grants in support of:

•	Equal Justice Initiative in Montgomery, Alabama for its work on racial justice and public education;

•	BakerRipley in Houston, Texas for their COVID community relief efforts; and

•	Good Friends Charlotte in Charlotte, North Carolina for their COVID relief efforts for disadvantaged communities.

Our foundation complements other longstanding employee-driven community initiatives, including support for Boots for Troops, United Way, Habitat for Humanity, Gulf Coast Regional Blood Center, among others. EnPro also supports causes that matter to our employees through our matching gift program. The program consists of a Donors Match and a Bonus Volunteer Match. EnPro matches, on a dollar-for-dollar basis, an employee’s gift of cash, check, stock, or a gift card of $50 or more to education, civic and community, arts and culture, and health and human services organizations. A maximum of $1,000 per employee is matched in any calendar year. We also make an extra dollar-for-dollar match of an employee’s gifts—up to a maximum of $750 per employee per calendar year—to eligible organizations in which the employee is an active volunteer. We are inspired by our employees who share their time, talents, and resources to better our communities.

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	CORPORATE SOCIAL RESPONSIBILITY AND SUSTAINABILITY

Sustainability. EnPro recognizes that climate change is a significant and complex challenge that we must address in partnership with all our stakeholders. We are committed to diligently exploring all opportunities to reduce our energy usage and to minimizing the resulting greenhouse gas emissions wherever economically and technically feasible. But our efforts go beyond that. In recent years, we have committed to gradually and strategically reducing carbon outputs generated by our businesses. We have divested certain carbon-intensive lines of business and selectively disengaged with market sectors that are highly carbon-intensive. We have acquired businesses that are less carbon intensive and sell into less carbon intensive markets. We measure our progress in a variety of ways, including monitoring the percentage of our revenue that comes from sectors such as the oil and gas industry. Currently, approximately 8% of our revenue comes from this industry and we anticipate this percentage to decrease over time as our strategic transformation continues. Many of our products, such as gaskets and seals, protect our environment by helping to contain and prevent the release of harmful substances. We also design, manufacture and sell numerous products that support the supply of electricity from sustainable sources, including seals for nuclear power plants and bearings that enable wind and solar power.

Our corporate sustainability report is available on our website at www.enproindustries.com and may be accessed by clicking on “About Us” and then “Environmental Sustainability.” We intend to issue an updated sustainability report in 2021, including goals for reporting sustainability measures under standards of the Sustainability Accounting Standards Board for companies in our industry classification, and we will post that report to our website once it is completed.

Director independence

The EnPro board believes a substantial majority of its directors should be independent. In connection with its nomination of the director nominees listed in this proxy statement, the board considered the independence of each person serving as a director and determined that Mr. Botts, Mr. Brueck, Mr. Burns, Ms. Creel, Ms. Gulfo, Mr. Hauser, Mr. Humphrey and Mr. van der Graaf are independent. Mr. Riley is an employee and is not considered independent.

To determine independence, the board used the definition of an “independent director” in the NYSE listing standards and our Corporate Governance Guidelines, which categorize a director as independent only if the board affirms the director has no outside material relationship with our company (either directly or as a director, partner, shareholder or officer of an organization that has a relationship with us). Each director has completed a questionnaire to identify any relationships he or she may have with us or with any of our executive officers or other directors. After discussing all relationships disclosed in the responses to these questionnaires, the board determined that no director, except Mr. Riley, has a material relationship with the company other than as a director and all directors, except for Mr. Riley, are independent.

Board, committee and director evaluations

The board of directors and the Audit and Risk Management, Compensation and Human Resources, and Nominating and Corporate Governance committees each assess their performances with yearly self-evaluations. The evaluations are completed by means of a questionnaire submitted to the directors inviting written comments on all aspects of the board’s and each committee’s process. In addition, the evaluations include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors. The evaluations are summarized, reviewed by the Chairman of the Board and become the basis for discussions of board, committee and director performances and recommendations for improvements in the ways the board and committees function and directors perform their duties.

Audit committee financial expert

The board of directors has determined that Mr. Humphrey, a member of the Audit and Risk Management Committee, is an “audit committee financial expert” as defined in Item 401(h) of the SEC’s Regulation S-K. At its February 2021 meeting, the board determined that Mr. Humphrey, through his education and experience, including his experience serving as the chief financial officer of a large public company, has all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of those principles in connection with the accounting for estimates, accruals and reserves;

•	experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that our financial statements can reasonably be expected to raise;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

Director candidate qualifications

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including whether the candidate is independent from management and the company, whether the candidate has relevant business experience, the composition of the existing board, and the candidate’s existing commitments to other businesses.

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	DIRECTOR CANDIDATE QUALIFICATIONS

The Nominating and Corporate Governance Committee seeks diversity among the directors, including diversity in professional experience, skills and industry background, as well as gender, racial/ethnic and geographic diversity. In addition, all candidates must meet the requirements of our Corporate Governance Guidelines. Those requirements include:

•	broad training and experience at the policy-making level in business, government, education, technology or philanthropy;

•	expertise useful to our company and complementary to the background and experience of other board members, so that we can achieve and maintain an optimum balance in board membership;

•	high integrity, strength of character and mature judgment essential to effective decision-making;

•	devoting the time required for the work of the board and one or more of its committees. Candidates should be willing to serve on the board over a period of several years in order to develop sound knowledge of our business and principal operations;

•	no significant conflict of interest; and

•	being at least 18 and no more than 72 years old. A candidate who has reached age 72 may be nominated for election or re-election if the Nominating and Corporate Governance Committee and our board of directors determine his or her nomination is in the best interests of our company and our shareholders. The determination will be made by a majority vote of directors not subject to the age limit.

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by shareholders. Shareholders who wish to suggest a candidate for nomination should send a written statement addressed to our Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209. See “Shareholder Proposals” on page 61 for a description of the requirements to be followed under our bylaws in submitting a candidate and the content of the required statements.

Nomination process

The Nominating and Corporate Governance Committee annually reviews a matrix, similar to the matrix appearing on page 3, which compares the skills of our current directors with all of the skills we have identified as necessary to maintain an attentive, high-functioning board. When the Nominating and Corporate Governance Committee identifies desirable skills that are lacking among incumbent directors, the Committee searches to identify candidates who would add the missing skills. The search includes soliciting suggestions from incumbent directors, management or others and evaluating suggestions submitted by shareholders. The Committee may also engage a third party to identify and evaluate candidates and has done so in the past.

As noted above, in addition to seeking to expand the skills of the board of directors when adding new members to the board of directors, the Committee also considers the diversity of the members of the board, including with respect to professional experience and industry background, as well as gender, racial/ethnic and geographic diversity. The Committee evaluates the candidates and if it agrees on the suitability of a candidate, the candidate is interviewed by each member of the board of directors, generally in separate meetings. The Committee may also ask the candidate to meet with management.

If the Committee concludes a candidate has skills which would add value to the board and if the candidate meets all of the requirements for membership, the Committee will recommend the candidate to the full board for nomination for election or appointment (if the purpose of the search was to fill a vacancy).

Before recommending a sitting director for re-election, the Nominating and Corporate Governance Committee considers whether the director’s re-election would be consistent with the criteria for board membership in our Corporate Governance Guidelines (as described above), the skills identified in the matrix used by the Committee (as described above) and applicable rules and requirements of the SEC and NYSE. This process includes a review by the Nominating and Corporate Governance Committee of the responses to the annual director questionnaires.

Since Mr. Burns and Ms. Creel are each 72 years of age, pursuant to our Corporate Governance Guidelines described above, they may not be nominated for election as directors unless the Nominating and Corporate Governance Committee and our board of directors, by a vote of a majority of directors (not including Mr. Burns and Ms. Creel), specifically determine that, in light of all the circumstances, it is in the best interests of our company and our shareholders that each of them be nominated for re-election. The determination to nominate each of Mr. Burns and Ms. Creel for re-election as a director was made by a unanimous vote of the Nominating and Corporate Governance Committee and our board of directors, other than Mr. Burns and Ms. Creel who recused themselves from the vote in each instance.

In making this determination, the Nominating and Corporate Governance Committee and board of directors considered the tenure and leadership of each of Mr. Burns and Ms. Creel, their respective experiences, including the service by each of them as executive officers of public companies, finance, governance and management background, and understanding of the company, as well as the relatively recent appointment of Mr. Riley as our Chief Executive Officer, the strategic and portfolio changes underway in our company since his appointment and the continuing challenges presented by the COVID-19 pandemic. The board believes that, given these circumstances, the continued service of each of Mr. Burns and Ms. Creel maintains a desirable level of continuity on the board of directors and is in the best interest of the company and its shareholders.

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	NOMINATION PROCESS

Our directors share certain characteristics that we believe are critical to effective board membership. They include sound and mature business judgment and critical thinking skills essential to intelligent decision-making, experience in policy making and risk assessment, integrity and honesty, and the ability to collaborate effectively. These characteristics, and the specific experiences and qualifications noted in the biographies found in the section headed “Nominees for Election” support the board’s nomination for election of each of these individuals.

Communications with the board

Shareholders and other interested parties can communicate with our board in various ways. They may write the board at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209; they may contact the board anonymously and confidentially through our EnTegrity Assistance Line; and they may attend our annual shareholders meeting, where they will have the opportunity to talk directly to members of our board.

Letters to the board should be addressed in care of our Secretary, who the board has authorized to receive and process written correspondence. He will direct correspondence about issues within the board’s scope of responsibility directly to the Chairman and to the chairman of any committee to which the correspondence relates. Customer complaints and other correspondence about ordinary business matters are sent directly to the applicable business. Correspondence of other types is not forwarded to the board but held by the Secretary and made available to any director who wishes to see it.

Shareholders and other interested parties who wish to send anonymous and confidential correspondence to the board may do so through our EnTegrity Assistance Line. The line is staffed by an independent third party who is responsible for receiving and forwarding messages on the line. Instructions for using the line are available under the “EnTegrity Assistance Line” link accessed from the “Governance” link, which is accessed from the “For Investors” link on our website at www.enproindustries. com. Items addressed to the board of directors are forwarded to the Chairman of the Audit and Risk Management Committee, a non-management director. Items not addressed specifically to the board of directors are forwarded to our Director of Internal Audit, who reports directly to the Audit and Risk Management Committee and is a member of our internal Corporate Compliance Committee. The Director of Internal Audit periodically updates the Audit and Risk Management Committee about the investigation and resolution of all reports alleging financial and other types of misconduct.

Director compensation

Our non-employee directors received the following compensation for 2020:

•	an annual cash retainer of $90,000, paid in quarterly installments; and
•	an annual grant of phantom shares equal in value to approximately $110,000.

Additional cash compensation is paid to:

•	the chairman of our Compensation and Human Resources Committee, who received an annual fee of $15,000;
•	the chairman of our Audit and Risk Management Committee, who received an annual fee of $20,000;
•	the chairman of our Nominating and Corporate Governance Committee, who received an annual fee of $10,000; and
•	our Chairman, who received an additional fee for his service in that capacity at an annual rate $50,000 through February 17, 2020 and at an annual rate of $80,000 thereafter.

Compensation is prorated for service in any of these capacities for a portion of the year. In addition, each director may be granted phantom shares upon his or her initial election to the board. The amount of such an award is determined by the Nominating and Corporate Governance Committee and has generally been based on the number of days remaining in the year that the director is elected.

Employee directors receive no compensation for serving on our board.

We periodically review benchmarking studies to evaluate the amount and form of compensation paid to non-employee directors relative to the compensation paid to non-employee directors of peer companies. Based on this evaluation and our analysis of the service required of our non-employee directors, in February 2020, we increased the annual additional fee payable to our Chairman from $50,000 to $80,000. We believe that the compensation paid to our non-employee directors is reasonable.

Non-employee directors are generally granted phantom shares at the first meeting of the Compensation and Human Resources Committee each year. Phantom shares are fully vested when awarded and are paid in shares of common stock when a director ceases his or her service on the board.

Board members are required to own the company’s stock. Each director has five years from the date he or she joins the board to accumulate EnPro shares equal in value to at least five times the annual cash retainer paid to directors. Phantom shares count toward this requirement. We examine compliance with this policy each February. As of February 17, 2021, all of the directors who have served for five years complied with this requirement.

A Deferred Compensation Plan allows non-employee directors to defer receipt of all or part of the cash portion of their annual retainer fees. The deferred portions of the fees can be directed to a cash account or a stock account. Fees deferred into a

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CORPORATE GOVERNANCE POLICIES AND PRACTICES	DIRECTOR COMPENSATION

cash account are credited with a return based on an investment option chosen by the director from those available under our Retirement Savings Plan for Salaried Employees (excluding our common stock). Fees deferred into a stock account are credited with stock units, each equal in value to the fair market value of one share of our common stock on a given date. All amounts deferred are payable after a director ceases his or her service on the board. As of December 31, 2020, the following directors had deferred compensation balances under the plan: Mr. Botts, 2,836.5 stock units; Mr. Brueck, 9,603.3 stock units; Mr. Hauser, $1,785,137 and 8,197.8 stock units; and Mr. Humphrey, 5,382.1 stock units.

The following table presents the compensation we paid to all non-employee directors for their service in 2020.

2020 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(g)	(h)

Thomas M. Botts	105,000	106,231	14,631	225,862
Felix M. Brueck	90,000	106,231	11,670	207,901
B. Bernard Burns, Jr.	110,000	106,231	15,858	232,089
Diane C. Creel	90,000	106,231	21,343	217,574
Adele M. Gulfo	90,000	106,231	3,990	200,221
David L. Hauser	176,044	106,231	29,262	311,537
John Humphrey	90,000	106,231	8,736	204,967
Kees van der Graaf	90,000	106,231	15,009	211,240

(1)	Messrs. Brueck, Hauser and Humphrey deferred $90,000, $176,044 and $90,000, respectively, of the fees earned in 2020 pursuant to our Deferred Compensation Plan for Non-Employee Directors. Of these amounts, Messrs. Brueck and Humphrey each elected to defer $90,000 into a stock account and, as a result, an aggregate of 1,721 stock units, individually, were credited to each of them under our Deferred Compensation Plan for Non-Employee Directors. The grant date fair value of such stock units is equal to the dollar amount of the fees deferred into the stock account. Mr. Hauser elected to defer $176,044 into a cash account.
(2)	On February 18, 2020, each director then serving as a non-employee member of the board received a grant of 1,799 phantom shares to be settled in shares of common stock. The stated value is based on the closing price of our common stock on the immediately preceding trading date, which was $59.05 per share. Upon the company’s payment of dividends on shares of its common stock, non-employee directors receive additional phantom shares as dividend equivalents with respect to both the phantom shares awarded to such directors in consideration for their service and the phantom shares credited to the account of directors who have elected to defer receipt of cash compensation under our Deferred Compensation Plan for Non-Employee Directors. As of December 31, 2020, the non-employee directors held the following numbers of phantom shares, including phantom shares to be settled in cash:

Director	Number of Phantom Shares

Thomas M. Botts	14,248
Felix M. Brueck	11,405
B. Bernard Burns, Jr.	15,440
Diane C. Creel	20,798
Adele M. Gulfo	3,883
David L. Hauser	28,433
John Humphrey	8,504
Kees van der Graaf	14,644

(3)	Such amounts equal the aggregate grant date fair value of phantom shares to be settled in shares of common stock issued pursuant to the dividend equivalent rights provisions of previously granted awards of phantom shares to be settled in shares of common stock with respect to dividends paid on our common stock in 2020. The grant date fair value of each such dividend equivalent issuance is equal (subject to rounding of the number of phantom shares issued) to the cash dividend payable on the number of shares of our common stock equal to such director’s aggregate number of phantom shares to be settled in shares of common stock held as of the record date for the payment of such dividend.

There have been no changes to the compensation of non-employee directors for 2021, except that directors will receive an annual grant of vested shares equal in value to approximately $110,000 in lieu of the annual grant of phantom shares of the same amount, unless they elect to continue to receive that amount as phantom shares.

2021 PROXY STATEMENT    |    25    |     ENPRO INDUSTRIES, INC.

Audit Committee report

The Audit Committee oversees the quality and integrity of our financial reporting processes and our internal accounting controls. Management prepares our financial statements and establishes and maintains adequate internal control over financial reporting. The independent registered public accounting firm performs an independent integrated audit of those financial statements and the effectiveness of our internal control over financial reporting.

The Audit Committee has met and discussed with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited 2020 consolidated financial statements and our internal control over financial reporting, and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In meeting with the Audit Committee, management informed the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. Management further informed the Audit Committee that our internal control over financial reporting was not effective as of December 31, 2020, the reasons therefor and the progress toward remediation of previously identified deficiencies in internal control over financial reporting. The Audit Committee reviewed and discussed the consolidated financial statements and our system of internal control over financial reporting with management and PricewaterhouseCoopers LLP.

In addition, the Audit Committee:

•	discussed with PricewaterhouseCoopers LLP Auditing Standard No.1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board,
•	received the written disclosures and the letter from PricewaterhouseCoopers LLP relating to the firm’s independence required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and
•	confirmed with PricewaterhouseCoopers LLP the firm’s independence from us.

The Audit Committee also discussed with our internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective 2020 audits. With and without the presence of management, the Audit Committee met with the internal auditors and PricewaterhouseCoopers LLP to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

Relying on its discussions with management and PricewaterhouseCoopers LLP and its review of management’s representation and the report of PricewaterhouseCoopers LLP to it, the Audit Committee recommended that the board of directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the SEC.

Audit and Risk Management Committee

Thomas M. Botts
Felix M. Brueck
B. Bernard Burns, Jr.
Diane C. Creel
Adele M. Gulfo
David L. Hauser
John Humphrey
Kees van der Graaf

February 16, 2021

2021 PROXY STATEMENT    |    26    |     ENPRO INDUSTRIES, INC.

Proposal 2 — Advisory vote approving executive compensation

(Item 2 on the proxy card)

The EnPro board of directors provides our shareholders with the opportunity to cast an annual advisory vote on the compensation paid to our named executive officers. Their compensation is reported in our proxy statement for the annual meeting of shareholders. To provide this opportunity to our shareholders, we will present the following resolution to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the company’s proxy statement for the 2021 annual meeting of shareholders.”

This vote does not bind the company. However, the board of directors and the Compensation and Human Resources Committee, which is composed only of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As we describe in detail below under “Compensation discussion and analysis,” we design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Our objective is to establish pay practices that reward them for superior performance and align their interests as managers of our company with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion compensation based on our financial performance increases with the officer’s level of responsibility;
•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;
•	enhances retention of our executives—much of their total compensation vests over several years;
•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;
•	does not encourage our executives to take unnecessary or excessive risks; and
•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. For 2020, we selected a combination of incentive performance measures that focus on driving operating earnings and rewarding the appropriate use of capital, and include a relative shareholder return measure to evaluate our performance relative to a peer group. We set goals against these measures and make little or no payment for poor performance against our goals, though our executives can earn significant payment relative to their salary levels for superior performance against them. In 2020, we made awards of stock options and restricted stock units that become exercisable or vest in equal annual installments over three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

We believe our compensation structure aligns with the interests of our shareholders and resulted in payment commensurate with our performance.

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PROPOSAL 2 — ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

We routinely engage with our shareholders

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, and management practices. During these conversations in 2020, our shareholders generally supported our compensation practices and policies. We communicated the investor feedback on our compensation practices to the Compensation and Human Resources Committee and take shareholder views into account as we seek to align our policies and practices with their interests.

We employ best practices in executive compensation

•	We balance short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.

•	We align the interests of our executive officers with the interests of our shareholders. We require our officers to own and retain meaningful amounts of stock and to increase their ownership as their levels of responsibility increase.

•	Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation plans. The consultant reports directly to the committee and provides no other services to our company.

•	We provide only limited perquisites.

•	We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.

•	Our policies prohibit executives from hedging ownership of EnPro stock and from pledging of EnPro stock.

•	Our clawback policy entitles us to recover performance-based compensation from any executive officer whose fraud or willful misconduct requires a material restatement of our financial results.

We encourage our shareholders to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The board of directors unanimously recommends that you vote FOR the adoption of the resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement.

2021 PROXY STATEMENT    |    28    |     ENPRO INDUSTRIES, INC.

Compensation and Human Resources Committee report on executive compensation

The Compensation and Human Resources Committee develops and oversees the implementation of our compensation philosophy and strategy. The committee assists the board of directors by monitoring the appropriateness and cost of our compensation and benefit programs, particularly for the CEO and the other senior executives.

The section entitled “Compensation Discussion and Analysis” explains the material elements of our compensation program and provides an analysis of the material factors underlying the committee’s compensation policies and decisions. The committee has reviewed and discussed the section with management, and recommended to our board of directors that it be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation and Human Resources Committee

Thomas M. Botts
Felix M. Brueck
B. Bernard Burns, Jr.
Diane C. Creel
Adele M. Gulfo
David L. Hauser
John Humphrey
Kees van der Graaf

February 16, 2021

2021 PROXY STATEMENT    |    29    |     ENPRO INDUSTRIES, INC.

Compensation discussion and analysis

This Compensation Discussion and Analysis describes our compensation philosophy and the key criteria the Compensation and Human Resources Committee (which we refer to in this “Compensation Discussion and Analysis” section as the “Committee”) uses to set compensation levels, determine actual compensation, and establish future compensation opportunities for our executives. In implementing the 2020 executive compensation program, the Committee considered last year’s say-on-pay vote, shareholder feedback, and advice from the Committee’s independent compensation consultant.

Our named executive officers

Our named executive officers, or NEOs, for 2020 are:

Marvin A. Riley,

President and Chief Executive Officer (and principal executive officer)

J.  Milton Childress II,

Executive Vice President and Chief Financial Officer (and principal financial officer)

Robert S. McLean,

Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Susan E. Sweeney,

Senior Vice President and Chief Human Resources Officer and President, GGB Division

Jerry L. Johnson,

Senior Vice President, Strategy, Corporate Development and Investor Relations

Executive summary

The Committee and our board of directors determine executive compensation based on a comprehensive view of factors designed to produce long-term business success. The objectives of our executive officer compensation programs are to attract, motivate and retain key executives who will drive our success. Our pay practices reward these executives for superior performance and align their interests with the long-term interests of our shareholders.

Summary of business highlights

Strategic Focus. EnPro achieved a number of strategic objectives in 2020 as we continued to transform our portfolio of businesses and deliver on our profitable growth strategy, while successfully navigating the challenges of the COVID-19 pandemic.

EnPro Is a Leading Industrial Technology Company Using Materials Science to Push Boundaries in Semiconductor, Life Sciences, and Other Technology-Enabled Sectors

•   Focusing on niche, high-margin materials-science-related businesses with strong cash flow

•   Maintaining our high aftermarket exposure and investing in faster growth end markets

•   Leveraging the EnPro Capability Center to increase margins and cash flow return on investment

•   Maximizing long-term shareholder returns through commitment to disciplined capital allocation

In 2020, we took action to reposition our portfolio toward more durable businesses that serve faster growing markets and generate higher returns on invested capital. All these transactions were consistent with our strategy to focus our portfolio on materials-science-based businesses with leading technologies, compelling margins, strong cash flow, and high aftermarket exposure that serve markets with favorable secular tailwinds. We will continue to allocate capital, organically and inorganically, to drive growth in businesses with these characteristics with the goal of maximizing long-term shareholder returns and will apply the EnPro Capability Center to enable continuous improvement.

Acquisitions. In October 2020, we completed the acquisition of Alluxa, a leading provider of specialized optical filters and thin-film coatings for the industrial technology, life sciences, and semiconductor markets. Alluxa strengthens EnPro’s existing thin-film product offerings by focusing on challenging applications in high-growth technology markets.

2021 PROXY STATEMENT    |    30    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-SUMMARY OF BUSINESS HIGHLIGHTS

Divestitures. In January 2020, we divested Fairbanks Morse, which constituted our former Power Systems segment. Fairbanks Morse manufactures large, complex power systems, primarily for the U.S. Navy. We sold the division for $450 million in cash and used the net proceeds to pay down our revolving credit facility and provide liquidity for strategic investments such as the fourth quarter acquisition of Alluxa.

We conducted a strategic review of the Sealing Technologies segment, which resulted in several divestitures. In 2019, we divested our brake shoe business and eliminated three underperforming product lines. In 2020, we sold several additional product lines, including the Motor Wheel, Crewson, and Air Springs businesses. All these actions reshaped the heavy-duty truck portion of our portfolio, which is now focused on high-margin wheel-end sealing systems and suspension components.

Within Engineered Materials, in late November 2020 we completed the sale of GGB’s bushing block business in Dieuze, France to refocus the business on higher-margin product lines.

Financial Highlights. For the full year, adjusted EBITDA margin expanded approximately 170 basis points, in the face of the ongoing impact of COVID-19 on the broader global economy and a resulting sales decline of 11% to $1.1 billion. Growth in semiconductor, food and pharma, and power generation, including contributions from the acquisitions of LeanTeq, the Aseptic Group, and Alluxa, was more than offset by market weaknesses driven by the global COVID-19 pandemic, including in the general industrial, oil and gas, heavy-duty truck, aerospace, and automotive markets. Our sales decline also reflected business divestitures during the year as we continued to reshape our portfolio.

Resegmentation. We revised our reporting segments in 2020 to align cross-company technical and operational expertise for better collaboration, performance measurement, and decision-making, as well as increased transparency for investors.

Our three segments are as follows:

Safeguarding critical environments

Composed of the Garlock, Stemco, and Technetics businesses, which leverage a high degree of materials science application expertise, extensive proprietary knowledge, and deep customer relationships to create innovative sealing solutions complemented by value-added systems integration.

Advancing precision services and solutions

Composed of the Technetics Semiconductor, LeanTeq, and Alluxa businesses, which utilize proprietary technologies, processes, and capabilities with highly differentiated services and products to serve the most challenging applications for semiconductor equipment, specialized optical filters, and thin-film coatings.

Enabling high performance polymer applications

Composed of the GGB and CPI businesses, which leverage their extensive global footprints and applications engineering capabilities to solve customers’ most difficult challenges.

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COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-SUMMARY OF BUSINESS HIGHLIGHTS

The EnPro Operating System and Capability Center. We continue to leverage the EnPro Operating System to drive continuous improvement across the enterprise and increase shareholder value. The EnPro Operating System is designed to deploy capabilities to improve productivity, efficiency, and innovation as well as drive increased margins and cash flow return on investment. It is based on lean manufacturing concepts to create value by maintaining world class standards, empowering every employee to continually learn and adopt an ownership-based mentality, and instilling a desire to learn from others, contribute to others, and ensure company-wide commitment and accountability. At the center of the EnPro Operating System is the EnPro Capability Center, which is composed of functional experts across a variety of disciplines, including commercial excellence, data science, acquisition integration, automation, innovation, leadership development, supply chain, data sciences and lean manufacturing. The EnPro Capability Center deploys internal experts in their fields throughout the entire organization to share deep knowledge, expertise, and best practices. This collaborative approach to problem solving and continuous improvement is now fully integrated from the C-suite all the way to the shop floor.

Sustainability. At EnPro, we believe our enduring commitment to sustainability will create long-term value for our stakeholders and position our business for success in the future. Sustainability is woven deeply into the fabric of our company, including within our talent strategy as well as our commitment to physical health, mental health, and safety, which encompasses the extraordinary actions we took to protect the health and well-being of our colleagues during the COVID-19 pandemic. Our approach to sustainability is based in engaging team members across departments and finding collaborative ways to achieve our high standards for environmental, social, and governance excellence—all guided by our core values of Safety, Excellence, and Respect.

In 2020, we established the EnPro Foundation with an initial commitment of $1 million to support nonprofit entities and initiatives focused on education, equality, diversity, and preserving human dignity that provide opportunities for individuals, particularly those who are disadvantaged, to grow into their full potential. Through the EnPro Foundation, we intend to create real and sustainable change in our society while building on our longstanding support of local communities.

Sustainability is also woven into our portfolio strategy. We have divested certain carbon-intensive lines of business and selectively disengaged with market sectors that are highly carbon-intensive. We have acquired businesses that are less carbon intensive and sell into less carbon intensive markets. We are committed to diligently exploring all opportunities to reduce our energy usage and minimizing the resulting greenhouse gas emissions wherever economically and technically feasible. Many of our products, such as gaskets and seals, protect our environment by helping to contain and prevent the release of harmful substances. We also design, manufacture and sell numerous products that support the supply of electricity from sustainable sources, including seals for nuclear power plants and bearings that enable wind and solar power.

We plan to issue our next sustainability report in mid-2021 to update stakeholders on progress since our initial comprehensive report in 2019. Our sustainability reports highlight the ways our company cares for the people who work with us, the communities in which we operate, and the planet we all live on. We monitor data from our global facilities and seek to improve our energy usage, greenhouse gas emissions, water usage, and waste generation.

COVID-19 Response. In March 2020, we established a COVID-19 Response and Support Team (the “Support Team”), which is made up of our global executive leadership team with representatives from each functional area within the organization. The Support Team is working diligently to manage our business continuity plans and coordinated response. We have planned for several contingency scenarios and have taken decisive, informed action to limit the spread of COVID-19 while ensuring the continuity of our businesses. Our actions have been directed and informed by our internal safety protocols, international health organizations, such as the WHO and the Centers for Disease Control, as well as local governments. We have local response teams at each of our facilities who are available to respond to changes as they occur.

We are hopeful that the pandemic will be brought under control and market conditions will recover in 2021. Furthermore, we believe the structural improvements to our cost base, productivity, supply chain, and portfolio in 2020 will position us for success in the new environment.

Dividends and Share Repurchases. In 2020, we paid quarterly dividends to shareholders of $0.26 per share, representing a 4% increase over per share dividend payments in 2019. In addition, during 2020 we repurchased 0.1 million shares for $5.3 million through March, when we paused our repurchase program in light of the COVID-19 pandemic. The authorization to repurchase shares expired in October 2020, and at that time, our Board of Directors authorized a new two-year program for the repurchase of up to $50.0 million of our common shares through October 2022. We have not made any repurchases under the new authorization. We regularly evaluate our capital allocation strategy based on company performance and anticipated capital requirements for growth, and we will continue this practice in 2021.

Shareholder engagement

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our larger shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, and management practices. During these conversations in 2020, our shareholders generally supported our compensation practices and policies. We communicated the investor feedback on our compensation practices to the Committee and take shareholder views into account as we seek to align our policies and practices with their interests.

2021 PROXY STATEMENT    |    32    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-SHAREHOLDER ENGAGEMENT

At our 2020 annual meeting, we asked our shareholders to support a non-binding resolution to approve the compensation paid to our named executive officers as reported in our proxy statement for that meeting. Of the shares voted “for” or “against” that proposal, approximately 96% of the shares were voted “for” approval of that resolution. The Committee typically establishes incentive compensation opportunities each February. While the April 2020 shareholder vote occurred after the structure for the 2020 compensation awards had been set by the Committee, the 2020 shareholder vote was considered by the Committee in determining the compensation program for 2021.

2020 executive compensation decisions at a glance

In 2020, the Committee increased Mr. Riley’s annual base salary rate by 6.5% and adjusted the base salary rates of the other named executive officers employed throughout 2020 from the levels paid in 2019 (with respect to Dr. Sweeney from her annual salary rate set when she was appointed Senior Vice President and Chief Human Resources Officer) by an average of 7.8%, with individual increases ranging from 6.0% to 10.0%. Mr. Johnson’s base salary rate was set when he joined the company in

August 2020.

In 2020, the Committee made several changes to our executive compensation program with respect to annual incentive and long-term compensation awards. For the awards made in 2020 under our annual incentive compensation plan the Committee selected adjusted EBITDA and cash flow return on operating capital (“Cash Flow ROIC”) as the equally weighted performance measures in lieu of adjusted EBITDA and adjusted return on invested capital (“adjusted ROIC”), which were the performance measures used for the annual incentive compensation awards granted in each of the three prior years. Cash Flow ROIC is calculated in a manner similar to the adjusted ROIC performance measure used for the annual incentive awards granted in prior years, with the addition that the amount of capital expenditures and the change in average net working capital for the trailing twelve months are subtracted from the numerator. This change places greater emphasis on cash flow and exercising capital discipline and working capital management, consistent with our corporate strategy to focus on improving cash flow of our existing businesses and reshaping our portfolio of businesses with a focus on owning businesses that are aligned with secular growth trends, enjoy high recurring revenue and margins, and have low capital intensity. These performance measures were selected also to focus operators on assets they can control – working capital and capital expenditures and earnings on those assets.

The following chart shows our actual payout performance level against the target level of performance for these awards (target level being reflected at 100%) and the resulting payout level against the target payout level. We achieved adjusted EBITDA at a level equal to 66% of the target level for that performance measure. The below-target level of performance against this measure resulted primarily from lower volumes in most of our served markets resulting from the COVID-19 pandemic. We achieved a Cash Flow ROIC that exceeded 200% of the target level for that performance measure. This performance resulted from focused and disciplined cash management throughout the year. Working capital declined during the year in connection with lower volumes and effective management, and the company managed capital expenditures tightly, both of which drove Cash Flow ROIC significantly above target.

For the long-term compensation awards made as part of the annual compensation review in 2020, the Committee granted a mixture of time-vesting restricted stock units, stock options and Performance Share Awards (LTIP awards denominated in share units and payable in cash), with the value of the awards allocated 40% to restricted stock units, 30% to stock options and 30% to Performance Share Awards.

2021 PROXY STATEMENT    |    33    |     ENPRO INDUSTRIES, INC.

COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-2020 EXECUTIVE COMPENSATION DECISIONS AT A GLANCE

The restricted stock unit awards generally vest in equal annual installments, subject to continued employment, over three years. The stock options become exercisable in equal annual installments, subject to continued employment, over three years and have a term of 10 years from the date of grant with earlier termination in connection with a termination of employment, other than retirement (in which case the options continue to become exercisable based on the vesting schedule). The Committee authorized the award of the stock options at its meeting in February 2020, but deferred the grant of the stock options until the second trading day after the company’s public announcement of our 2020 financial results, with the per share exercise price being set at the closing price per share of our common stock on the NYSE on that second trading day.

The payout amount for the Performance Share Awards is based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). EnPro is one of the companies included in this index. There are no payouts if our rTSR is below the 25th percentile, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative. The Performance Share Award amounts are denominated in shares of our common stock. For payout, the amounts with respect to share units earned under a Performance Share Award are to be converted to cash based the average fair market value per share of our common stock over the 20 business days preceding the date the Committee certifies the achievement of the performance level with respect to the Performance Share Award.

The Committee made these changes to the long-term compensation program in its 2020 annual compensation review to better align our executive compensation structure with the company’s long-term business strategy and to align and focus our senior teams on the share-value impact of all decisions, including capital deployment, dispositions and acquisitions, and to encourage agile decision-making not influenced by the pursuit of metrics established at the beginning of the performance period that might become outdated and could fail to incentivize appropriate value creation by the end of the three-year performance period.

In prior years, the Committee had granted LTIP awards payable in cash based on the three-year adjusted return on invested capital that includes goodwill and intangible assets. As the Committee evaluated our company’s transformation strategy to actively evaluate our portfolio of businesses to improve long-term financial performance and provide capital for growth, it decided against continuing to grant awards using that measure due to disincentives that measure could create in pursuing portfolio adjustments, as well as the difficulty in setting appropriate performance targets over a three-year, or other long-term measurement period, including because of potential portfolio adjustments that could be made in pursuit of our portfolio strategy over that period. In prior years, the Committee had also granted LTIP awards payable in shares of our common stock based on our three-year rTSR performance. In light of our plan for the strategic transformation of EnPro, the Committee continued the use of rTSR as a performance measure for the Performance Share Awards granted in 2020 to focus senior teams on the share value impact of all decisions, and align the management experience with the share value experience or shareholders, as compared to the share performance of the peer group.

The Committee elected to award stock options to better align the compensation of the executive officers with shareholder interests and to incentivize the executive officers to shape the company’s portfolio of businesses and to operate the businesses in a way that results in long-term share appreciation. In addition, the change to pro rata vesting of the restricted stock awards over three years from the three-year cliff vested restricted stock awards granted in prior years aligns with the vesting practice of the majority of our peer companies. The Committee adjusted the allocation of the long-term compensation awards in 2020 from the 2019 allocation to modestly increase the total proportion of awards payable in equity. The Committee determined that the Performance Share Awards should be payable in cash to retain a cash component of long-term compensation consistent with its prior practices, and, because the Performance Share Awards are denominated as performance share units, the amount of any payout will depend on the value of our common stock at that time.

In February 2018, executive officers were granted LTIP awards payable in stock and LTIP awards payable in cash for the three-year performance cycle that ended on December 31, 2020. The performance measure for the LTIP awards payable in cash was adjusted return on invested capital that includes goodwill and other intangible assets. The performance measure for the LTIP awards payable in stock was rTSR. These performance measures are described in greater detail on page 41. In 2020, the Committee adjusted the LTIP awards payable in cash into two periods in order to take account of the sale of our Fairbanks Morse division, which was a significant part of our portfolio at the time that the sale was completed in January 2020, and to account for the impact of that transaction on adjusted return on invested capital. In February 2021, the Committee certified the level of performance with respect to the LTIP awards made in February 2018, as so adjusted.

The following chart illustrates the actual performance level as a percentage of target (weighted for the LTIP awards payable in cash between the two performance cycles) and payout level relative to the respective target levels (shown at 100%) of these LTIP awards made to the executive officers. Performance on the rTSR measure for LTIP awards payable in stock was below threshold resulting in no payout and performance on the measure for LTIP awards payable in cash was above the target range for the two-year cycle and below the threshold for the one-year cycle, resulting in a 81% payout.

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COMPENSATION DISCUSSION AND ANALYSIS	EXECUTIVE SUMMARY-2020 EXECUTIVE COMPENSATION DECISIONS AT A GLANCE

Best compensation practices and policies

The following table highlights key features of our executive compensation program. We also identify certain compensation practices that the Committee has not implemented because it does not believe they would serve our shareholders’ long-term interests.

What we do
✓	We make variable, performance-based compensation a significant component of each executive officer’s total compensation and increase the proportion of variable compensation to total compensation as levels of responsibility increase.
✓	We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of improvement in long-term results.
✓	Our 2020 long-term compensation awards are all stock based with awards either being settled in shares of our stock or being paid based on the value of our stock to align with long-term shareholder interests.
✓	We require meaningful stock ownership and retention at levels that increase with responsibility.
✓	We use a performance measure relative to the performance for comparable companies for long-term incentive awards.
✓	The Committee uses an independent executive compensation consultant which reports directly to the Committee and does not provide any other services to our company.
✓	We have a clawback policy for the recovery of performance-based compensation in the event of executive officer misconduct related to our financial results.

What we don’t do
X	We do not have employment agreements with any executive officers.
X	We do not permit hedging transactions on our stock.
X	We do not fully vest time-based equity awards in less than three years.
X	We do not re-price stock options without shareholder approval or permit discounted stock options.

What guides our executive compensation program

The objectives of our executive officer compensation programs are to attract, motivate and retain key executives who will drive our success. Our pay practices reward these executives for superior performance and align their interests with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion of compensation based on our financial performance increases with the officer’s level of responsibility;

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COMPENSATION DISCUSSION AND ANALYSIS	WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;
•	enhances retention of our executives. Much of their total compensation vests over several years;
•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;
•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan; and
•	does not encourage our executives to take unnecessary or excessive risks.

To design an executive compensation program that is in line with these policies, the Committee considered:

•	the executive compensation and market competitiveness studies described below;
•	internal pay fairness;
•	comprehensive compensation histories for each of our executive officers which include each element of compensation and benefits (salary, incentive awards, equity grants, retirement benefits, and possible severance or change in control payments);
•	the impact of tax and accounting rules;
•	whether the structure of our compensation programs creates an incentive for taking excessive risk; and
•	trends affecting the company’s markets.

Key elements of compensation

The following table summarizes the key elements of our 2020 executive compensation program.

Compensation Element		Rationale	Key Characteristics
SHORT -TERM	Base Salary	To compensate the executive fairly and equitably compared to their external market peers.	Fixed compensation that is reviewed annually.
	Annual Performance- Based Incentive Awards	To align executives’ decisions with annual adjusted EBITDA performance and cash flow and ensure effective capital deployment and working capital management objectives.

Variable compensation component; based on pre-established company goals relating to Adjusted EBITDA and Cash Flow Return on Operating Capital (Cash Flow ROIC).

Corporate executives are measured against companywide achievement.

LONG-TERM	Long-Term Awards	To align executives with shareholder interests, to reinforce, incentivize and reward long-term value creation, and to provide a retention incentive.	Variable compensation component. Reviewed and granted annually.
	Performance Share Awards (30% of LTI)	To motivate executives by linking incentives to our relative total shareholder return driving effective decision making and reinforcing the link between our executive officers and our shareholders.	Grants based on our three-year rTSR, which measures performance relative to peers. The Performance Share Awards are denominated as stock units, with the amount of stock units earned being based on our three-year rTSR and the amount of the resulting cash payout being based on the fair market value of our common stock after the end of the three-year period.
	Stock Options (30% of LTI)	To incent and reward performance that results in stock price growth and to provide for retention.	The stock options vest and become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries, with a per share exercise equal to the closing stock price on the date of the grant. Vested options expire if not exercised within 10 years from the date of grant with earlier termination in connection with a termination of employment, other than retirement (in which case the options continue to become exercisable based on the vesting schedule). No vesting upon a change in control if the awards are assumed by the acquirer.
	Restricted Stock Units (40% of LTI)	To motivate the appropriate actions and decisions that deliver superior long-term total shareholder return and provide a base level of executive retention.

Awards vest in equal installments on the first, second and third anniversaries of the date of the award subject to continued employment. No vesting upon a change in control if the awards are assumed by the acquirer.

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COMPENSATION DISCUSSION AND ANALYSIS	WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

Compensation Element		Rationale	Key Characteristics
OTHER	Health/Welfare Plan and Retirement/Deferral Benefits	To provide competitive benefits promoting employee health and productivity and supporting financial security.	Fixed compensation component.
	Perquisites and Other Benefits	These are very minimal and are provided to assist in attracting and retaining executive officers.	Fixed compensation component.
	Change-in-Control Protection	To provide continuity of management and bridge future employment if terminated in connection with a change-in-control.	Fixed compensation component; “double-trigger” — i..e., only paid in the event employment is terminated other than “for cause” or for “good reason” — in either case, in connection with a change in control.

Target compensation mix

The following charts show the relative portion of Mr. Riley’s total 2020 target in-service compensation and the average target in-service compensation of the other NEOs employed throughout 2020. Target in-service compensation consists of base salary rate for 2020, target annual performance-based cash compensation awards made in 2020, target Performance Share Awards (PSAs) granted in 2020, long-term equity compensation in the form of stock options and restricted stock units (RSUs) awarded in 2020 and other compensation not related to changes in retirement benefits.

The decision-making process

The role of the Committee. The primary function delegated to the Committee by our board is overseeing the appropriateness and cost of our compensation programs, particularly the program for executive officers. The Committee determines executive compensation based on a comprehensive view of factors designed to produce long-term business success. All of our non-management directors sit on the Committee.

When setting targeted in-service compensation for each of our executive officers, the Committee considers individual performance, experience and tenure. In evaluating the reasonableness and competitiveness of targeted in-service compensation, the Committee reviews compensation data for a broad survey group and for a peer group prepared by its independent executive compensation consultant.

The Committee generally sets annual salary rates and makes annual incentive and long-term compensation awards at its meetings in February of each year. The Committee occasionally makes adjustments to compensation arrangements, including making long-term compensation awards, to NEOs or other employees at other times, such as in connection with hiring, promotion or for retention purposes.

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COMPENSATION DISCUSSION AND ANALYSIS	WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

The role of the executive officers. Certain members of our senior management team help prepare for and attend meetings where executive compensation, company performance targets, and competitive compensation levels and practices are discussed and evaluated. However, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from our CEO regarding the compensation of our other officers, including the other NEOs. Our CEO does not participate in the deliberations of the Committee and Board regarding his own compensation.

The role of the independent executive compensation consultant. The Committee engages an independent compensation consultant to provide expertise on competitive pay practices and compensation program design and an objective assessment of any inherent risks of any compensation programs. Pursuant to the authority granted to it under its charter, the Committee has retained Pearl Meyer as its independent consultant. Pearl Meyer reports directly to the Committee and does not provide additional services to management. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules, NYSE listing standards, and the requirements of the Committee’s charter, and has determined that work performed by Pearl Meyer does not create a conflict of interest and that Pearl Meyer is independent.

The role of market analyses. In evaluating target compensation levels, the Committee has requested its independent executive compensation consultant, Pearl Meyer, to prepare benchmarking studies. These studies have been prepared and presented to the Committee every two years. The most recent study presented to the Committee, prior to the compensation decisions it made in February 2020, was prepared in October 2018.

In its benchmarking studies, Pearl Meyer compared the specific compensation elements we awarded to each of our executive officers to those awarded to executive officers with similar responsibilities of each member of the peer group and the broader survey group and to the relevant medians of the peer group and survey group. Based on its analysis, Pearl Meyer advised the Committee on adjustments to base salary, annual incentive award and long-term incentive awards for each named executive officer. Peer and survey compensation data allow the Committee to determine whether our compensation programs and target compensation levels for executive officers are reasonable and competitive.

At the direction of the Committee, Pearl Meyer screened and reviewed companies included in Standard & Poor’s Global Industry Classification Standard Capital Goods industry classification, reviewed the peer groups included in the 2018 reports of certain principal proxy advisory firms, and conducted an analysis to identify potential peer companies, evaluating comparability in terms of sales, business mix alignment, and market value, among other factors. The peer group selected by the Committee for the 2018 study, consistent with Pearl Meyer’s recommendation following its analysis, was as follows:

• Altra Industrial Motion Corp. • Barnes Group, Inc. • Chart Industries, Inc. • Circor International, Inc. • Columbus McKinnon Corporation • Crane Co. • Curtiss Wright Corp.	• Enerpac Tool Group Corp. • Graco Inc. • IDEX Corporation • ITT Inc. • Mueller Water Products, Inc. • Nordson Corporation • Rexnord Corporation	• SPX Corporation • SPX FLOW, Inc. • Standex International Corporation • TriMas Corporation • Watts Water Technologies, Inc. • Woodward, Inc.

Annual revenues of the companies in this peer group ranged from $861 million to $3.2 billion, with median revenues of $1.5 billion aligning with our 2018 revenues. The market capitalization of the peer companies at the time of the study ranged from $677 million to $10.5 billion, with median market capitalization of $2.4 billion.

For executive compensation purposes, we believe a comparison of the relative size and complexity of a company is more important than a comparison of specific products manufactured. These are the types of companies with whom we compete for management personnel and therefore we believe it is appropriate for us to compare our compensation practices with theirs.

Evaluation of incentives for excessive risk. To discourage excessive risk, the Committee seeks to balance:

•	fixed and variable compensation,
•	short-term and long-term compensation,
•	the performance measures used to determine incentive compensation, and
•	the level of in-service and post-retirement benefits.

The Committee has specifically evaluated the company’s compensation structure and practices and concluded that they do not establish incentives for unnecessary or excessive risk.

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COMPENSATION DISCUSSION AND ANALYSIS	2020 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

2020 executive compensation decisions in detail

Base salary

Base salaries give our officers a relatively secure level of compensation. Adjustments to base salary rates typically are made in February of each year and are effective on or about April 1, though mid-year adjustments may be made in the event of promotion or other special circumstance. In 2020, the Committee increased Mr. Riley’s annual base salary rate by 6.5% and adjusted the base salary rates of the other named executive officers employed throughout 2020 from the levels paid in 2019 (with respect to Dr. Sweeney from her annual salary rate set when she was appointed Senior Vice President and Chief Human Resources Officer) by an average of 7.8%, with individual increases ranging from 6.0% to 10.0%. Mr. Johnson’s base salary rate was set when he joined the company in August 2020.

Annual performance incentive plan awards

The plan used by the Committee to make annual incentive compensation awards is designed to give executive officers a personal financial incentive to help us reach annual business goals. We refer to this plan as the annual performance plan.

The amount of awards paid under our annual performance plan is based on performance relative to threshold, target and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 50% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are at 200% of the target payout. Performance between any of the established levels yields a proportional payout. The Committee, after reviewing the company’s performance in 2020, was permitted to adjust amounts payable under the awards in its discretion.

For 2020, the performance measures and weightings for the annual performance plan were:

Adjusted EBITDA	50%
Cash Flow ROIC	50%

For Dr. Sweeney, who also served as President of our GGB division in 2020, 50% of her annual performance-based compensation opportunity was under the annual performance plan, while the remaining 50% was under a similar plan for the GGB division using the same performance measures and weightings except that 75% was based on the performance of GGB and the remaining 25% was based on company-wide performance. With respect to the divisional component of the plan in which Dr. Sweeney participated, we have not included in this proxy statement the specific GGB division financial goals and performance results because we believe that public disclosure of this confidential information would cause competitive harm to the division’s business. At the time the GGB specific division goals were set, the committee deemed the target levels set for each of the metrics to be reasonable “stretch” goals, with a maximum payout only in the event of superior performance.

Why we use adjusted EBITDA and Cash Flow ROIC to measure performance

The Committee selected these performance measures because they are the critical measures we use internally in managing our businesses and are measures of our profitability and the performance of our assets relative to our investment. The Committee believes that performance against these measures is a primary driver, over time, of the value of our company. The Committee believes that adjusted EBITDA (or, earnings before interest, income tax, depreciation and amortization expenses) and Cash Flow ROIC (or, cash flow return on operating capital) are the most appropriate measures of the annual operating performance of our businesses. In selecting these performance measures, setting the performance goals and awarding the corresponding incentive opportunities, the Committee took into account management’s recommendations.

Performance goals for 2020

The following table presents the 2020 performance goals set for the annual performance plan. The table shows goals for threshold, target and maximum performance levels, actual 2020 performance and weighted payout percentages for each goal.

	Performance Levels			Actual Performance
(dollars in millions)	Threshold	Target	Maximum	Amount	Weighted Payout %

Adjusted EBITDA(1)	$163.9	$193.6	$223.3	$173.6	33.2%
Cash Flow ROIC(1)	13.9%	16.6%	19.3%	22.0%	100.0%

(1)	Adjusted EBITDA is calculated by adding interest, income tax, depreciation and amortization expenses to earnings and further adding certain selected expenses that the Committee believes do not reflect normal operating conditions, subtracting certain selected income items that the Committee believes do not reflect normal operating conditions. Adjusted EBITDA is calculated in a manner consistent with adjusted EBITDA as presented by the company in its quarterly and annual earnings announcements, with additional adjustments to eliminate the impact of

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COMPENSATION DISCUSSION AND ANALYSIS	2020 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

acquisitions and dispositions occurring during the year and certain other items, such as COVID-related PPE expenses, and the translation impact of foreign currency exchange. The calculation of Cash Flow ROIC is based on adjusted operating income, which includes the same adjustments to EBITDA in determining adjusted EBITDA, as described above, and also reflects the impact of depreciation and amortization, income taxes, working capital changes and capital expenditures. Cash Flow ROIC is calculated by taking adjusted operating income multiplied by the difference between 1 minus the tax rate (expressed as a fraction) then adding depreciation and amortization expense and subtracting each of the amount of capital expenditures and the change in average net working capital for the trailing twelve months, with such amount then divided by the sum of average working capital, average gross property, plant and equipment and average gross software investment. The Committee believes adjusted EBITDA and Cash Flow ROIC are the most appropriate measures of the annual operating performance of our businesses and that performance on these measures, over time, are primary drivers of company value. Adjusted EBITDA, adjusted operating income and Cash Flow ROIC are not financial measures under generally accepted accounting principles (“GAAP”).

The plan payouts at the target performance level, as a percentage of base salary, and the actual payout as a percentage of salary for the named executive officers receiving annual incentive compensation awards were as follows:

	Target Payout, as Percentage of Salary	Actual Payout, as Percentage of Salary

Riley	100%	133%
Childress	70%	93%
McLean	60%	80%
Sweeney	55%	66%

Target award levels set by the Committee for the named executive officers were based on historical award levels, a review of the Pearl Meyer market studies and management recommendations.

To set 2020 performance levels, the Committee reviewed a top-down estimate of our performance for the year based on management’s expectations for each of our markets and a bottom-up review of each division’s strategy and forecast for its performance. The Committee evaluated these internal estimates against external expectations for the performance of our markets and then set our goals for the year, with target performance levels considered to be stretch goals.

For 2020, our adjusted EBITDA was $173.6 million (between the threshold and target levels) and our Cash Flow ROIC was 22.0% (exceeding the maximum level). Accordingly, based on the payout levels established by the Committee for the annual performance plan, the named executive officers received payouts under that plan of 133% of the target level. Dr. Sweeney’s aggregate payout level was lower, as performance with respect to the divisional plan was below the levels achieved for the annual performance plan. We achieved adjusted EBITDA at a level equal to 66% of the target level for that performance measure. The below-target level of performance against this measure resulted primarily from lower volumes in most of our served markets resulting from the COVID-19 pandemic. We achieved a Cash Flow ROIC that exceeded 200% of the target level for that performance measure. This performance resulted from focused and disciplined cash management throughout the year. Working capital declined during the year in connection with lower volumes and effective management, and the company managed capital expenditures tightly, both of which drove Cash Flow ROIC significantly above target.

The dollar amount of these payouts under the annual performance plan to each of the named executive officers other than Mr. Johnson is included in column (g) (see footnote 2) of the summary compensation table.

Mr. Johnson did not receive an annual incentive compensation award in 2020 in light of the date that he joined the company and instead received a signing bonus of $200,000 upon accepting employment, which is subject to reimbursement if he voluntary resigns his employment or is terminated for cause within one year, and a fixed payment of $183,000 in lieu of an annual incentive compensation award payable at the time annual incentive compensation awards granted to the other named executive officers are paid out. These amounts are reported as bonus and are included in column (d) (see footnote 7) of the summary compensation table.

Long-term compensation

Awards made for 2018-2020 cycle

Long-term compensation grants to our executive officers provide them with personal financial motivation and a stake in our long-term success. The Committee believes these awards also help us retain executives who are committed to achieving our corporate goals. In 2018, the target level of our long-term compensation awards was generally split equally in three separate awards:

• LTIP awards payable in stock	• LTIP awards payable in cash	• restricted stock units with time-based vesting

The amount of cash for these cash LTIP awards and the number of shares for a stock LTIP award payable under these awards are based on our performance against selected financial goals over a three-year period. For these LTIP award opportunities, the Committee set threshold, target and maximum levels. Performance below the threshold level results in no payout, performance at the threshold level results in a payout at one-half of the amount at the target level, and performance at the maximum level or above results in a payout of twice the amount set for the target level. We extrapolate to determine the payout for performance between these levels. Performance levels are adjusted to account for dispositions, acquisitions and other corporate restructuring transactions.

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COMPENSATION DISCUSSION AND ANALYSIS	2020 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

The LTIP awards payable in cash were based initially on our adjusted return on invested capital (“adjusted ROIC”) over the three-year (2018-2020) performance period against threshold, target and maximum levels established when the awards were granted, with the adjusted ROIC including the impact of goodwill and other intangible assets. In July 2020 and pursuant to the long-term incentive plan, the committee adjusted these awards into two periods to take account of the sale of our Fairbanks Morse division, which was a significant part of our portfolio at the time that the sale was completed in January 2020, and to account for the impact of that transaction on adjusted ROIC, which had not been anticipated at the time these awards were granted. Accordingly, the committee bifurcated the LTIP awards payable in cash with a two-year performance cycle (2018-2019) with revised threshold, target range and maximum levels, and weighting the payout with respect to performance against these measures at 2/3s of the value of the initial award, and a one-year performance cycle (2020) with threshold, target range and maximum levels set to account for the impact of the sale of the Fairbanks Morse division, and weighting the payout with respect to performance against these measures at 1/3 of the value of the initial award. Performance within the target range would result in payout at 100% of the target amount.

The number of shares to be issued under the LTIP awards payable in stock awarded in 2018 was based on our rTSR over the same three-year period. Payment at 50% of the target level of these awards would occur if our TSR relative to the TSR of the index was at the 35th percentile, with target payments at the 50th percentile and payments at 200% of the target level at the 75th percentile. The LTIP awards limit the payout to the target level in the event that absolute TSR is negative and require recipients to hold the net after-tax shares issued at the end of the three-year performance period for an additional year.

Restricted stock units further our goals of aligning officers’ long-term interests with those of our shareholders and increasing management’s ownership stake in our company. The restricted stock units awarded in 2018 vested three years after the date of grant subject to the executive’s continued employment during that period. In the event of death or disability, they would vest earlier. In the event of an executive’s retirement, the restricted stock units vest pro rata based on the number of months he or she was employed after the grant date through the retirement date compared to the scheduled 36-month period.

The LTIP awards and restricted stock units awards provide that, if the resulting entity in a change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the awards.

The following table shows goals for threshold, target and maximum performance levels, actual performance and payout percentages for the LTIP awards payable in cash based on adjusted return on invested capital and LTIP awards payable in stock based on relative TSR percentile:

Award Type	Performance Measure	Performance Levels			Actual Performance
		Threshold	Target	Maximum	Amount	Weighted Payout %

Cash LTIP (2018-2019)	Adjusted return on invested capital(1)	9.0%	9.5-9.7%	10.2%	9.8%	81%
Cash LTIP (2020)	Adjusted return on invested capital(1)	8.9%	9.4-9.6%	10.1%	7.9%	0%
Stock LTIP	rTSR	35.0%	50.0%	75.0%	25.0%	0%

(1)	The calculation of adjusted return on invested capital is based on adjusted operating income, which includes the same adjustments to EBITDA in determining adjusted EBITDA, as described above in the discussion of annual performance incentive awards, and also reflects the impact of depreciation and amortization. Adjusted return on invested capital is calculated by taking adjusted operating income multiplied by the difference between 1 minus the tax rate (expressed as a fraction) then adding depreciation and amortization expense, with such amount then divided by the sum of average working capital, average gross property, plant and equipment, average goodwill, average intangible assets and average gross software investment. The Committee believes that at the time these awards were made adjusted return on capital investment was an appropriate measure of performance relative to our investment. Adjusted operating income and adjusted return on invested capital are not financial measures under GAAP.

The following table sets forth for the named executive officers the payout amount for the LTIP award payable in cash and the LTIP award payable in shares of stock for the 2018-2020 performance period:

	Actual Payout
	Cash LTIP	Stock LTIP

Riley	$113,445	—
Childress	$136,679	—
McLean	$ 88,111	—
Sweeney	$ 77,276	—

Because Mr. Johnson joined the company in August 2020, he did not receive any LTIP awards for the 2018-2020 performance period.

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COMPENSATION DISCUSSION AND ANALYSIS	2020 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

The adjusted return on invested capital for the 2018-2019 performance period was established following a strong recovery in 2017 from the previous two-year downturn in global industrial markets. The target for the two-year performance period was set assuming a continuation of the industrial recovery with strong growth expected for the first year of the performance period followed by a mid-single-digit growth environment in the second year. In 2018, we experienced performance above expectations, primarily as a result of strong performance in our former Power Systems segment and in our Engineered Materials segment, offset somewhat by challenging results in heavy-duty trucking and in the industrial gas turbine market. In 2019, we experienced a modest decline in performance due to ongoing challenges in our heavy-duty trucking businesses and slowdowns in European automotive and general industrial markets, which was mostly offset by continued strong performance in the former Power Systems segment. Outperformance relative to target for the 2018 - 2019 period resulted in achievement of 122% of target, or 81% when considering the two-thirds weighting.

For 2020, ROIC performance was below the threshold target level established for the period post-sale of Fairbanks Morse. Results for this period were impacted by the carryover effect of the 2019 downturn in European automotive and general industrial markets and the COVID-19 pandemic.

Underperformance over the later portion of the three-year measurement period adversely impacted our stock price relative to the comparator group. As a result, our TSR over the three-year period relative to the TSR of the S&P SmallCap 600 Capital Goods (Industry Group) Index was at the 34th percentile, below the threshold performance level for our stock LTIP awards. Accordingly, the named executive officers did not receive any payout on their stock LTIP awards for the 2018-2020 performance period.

The dollar amount of the cash LTIP payout to the named executive officers for the 2018-2020 performance cycle is included in column (g) (see footnote 2) of the summary compensation table for 2020. The value at December 31, 2020 of the restricted stock units that were awarded in February 2018 and vested in February 2021 is included in the table in “Executive compensation — Outstanding equity awards at fiscal year end.”

Awards granted in 2020

As described in “—Executive summary—2020 executive compensation decisions at a glance,” in 2020 the Committee granted a mixture of time-vesting restricted stock units, stock options and Performance Share Awards payable in cash, with the value of the awards allocated 40% to restricted stock units, 30% to stock options and 30% to Performance Share Awards. Dr. Sweeney was awarded an additional 1,500 restricted stock units in recognition of her role as President of the GGB division and as an additional retention incentive. Mr. Johnson did not receive these awards in light of his joining the company in August 2020. In connection with his acceptance of employment he was awarded stock options and restricted stock units having terms consistent with those awarded to the other named executive officers and having approximately equal grant date fair value.

The restricted stock unit awards generally vest in equal annual installments, subject to continued employment, over three years. The stock options become exercisable in equal annual installments, subject to continued employment, over three years and have a term of 10 years from the date of grant with earlier termination in connection with a termination of employment, other than retirement (in which case the options continue to become exercisable based on the vesting schedule). The Performance Share Awards are denominated as share units, with the amount earned being based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). There are no payouts if our rTSR is below the 25th percentile, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative. The payout with respect to share units earned under a Performance Share Award is to be converted for cash payout based the average fair market value per share of our common stock over the 20 business days preceding the date the Committee certifies the achievement of the performance level with respect to the Performance Share Award. If our common stock continues to be listed on the NYSE, the fair market value of our common stock on any business day would be the closing price per share of our common stock on the NYSE on that day.

The following table sets forth for each named executive officer, the payout amount at target level of performance for the Performance Share Awards, along with the number of stock options and restricted stock units awarded in 2020.

	Target Payout of Performance Share Award	Stock Options	Restricted Stock Units

Riley	$690,000	50,587	15,047
Childress	$233,280	17,103	5,087
McLean	$152,640	11,191	3,329
Sweeney	$ 85,239	6,249	3,359
Johnson	$ —	13,390	4,426

The grant date fair value of restricted stock units and stock options awarded in 2020, in each case as determined under FASB ASC Topic 718, are included in column (e) (see footnote 1) of the summary compensation table and in column (l) of the table in “Executive compensation—Grants of plan-based awards.”

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COMPENSATION DISCUSSION AND ANALYSIS	OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Other compensation practices, policies and guidelines

Stock ownership and retention requirements

Each executive officer is required by policy to hold shares of our common stock with a market value at least equal to a specific multiple of the officer’s base salary. The multiple increases with the officer’s level of responsibility. The minimum ownership required for our CEO is 5.0 times base salary; for all other NEOs, the minimum is 2.5 times base salary. Minimum levels for the other executive officers range from 0.75 times to 1.5 times base salary. In light of this policy, the Committee believes it is appropriate to provide officers with an opportunity to earn shares as part of their long-term incentive awards.

Once named an executive officer, an individual has five years to reach the minimum stock ownership requirement for his or her position. An executive officer who fails to maintain the required level of ownership must retain 50% of any shares received under any company equity award plan until he or she satisfies the requirement. Restricted shares of our common stock and restricted stock units count toward minimum ownership only after the restrictions lapse.

We check for compliance with this policy in connection with our board of directors meeting held each February. As of the date of the Committee’s February 2021 meeting, each of our current named executive officers who has held his current office for at least five years held at least the minimum number of shares.

Clawback policy

Our clawback policy allows the company to recover performance-based compensation from any executive officer who engages in fraud or willful misconduct that requires us to restate our financial results. Under the policy, we are entitled to recover cash awards made under our annual incentive performance plan and cash or equity-based incentive awards made under our long-term incentive performance plan. If the Committee determines the compensation would have been lower if it had been based on the restated results, it will, to the extent permitted by law, seek to recover from the executive officer all performance-based compensation it deems appropriate after a review of all relevant facts and circumstances.

Anti-hedging policy

Our policies prohibit employees, officers and directors from using the company’s securities in any hedging or monetization transactions. The prohibition includes but is not limited to, the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the company’s securities.

Pledging policy

Our policies prohibit executive officers from pledging EnPro shares that they own as collateral, including holding EnPro shares in a margin account.

Perquisites

In 2020, we provided only minimal perquisites, which include an umbrella liability policy, to our executive officers.

Other in-service benefits

In 2020, our executive officers also received the following benefits, which we provide to all salaried employees as compensation for their services to us:

•	group health, dental and life insurance, part of the cost of which we pay;
•	optional term life, accidental death and disability insurance and long-term disability insurance, the cost of which the employee pays; and
•	travel and accident insurance, for which we pay.

We provide these insurance benefits because we believe they are standard parts of the compensation package available to salaried employees at companies of our size.

Retirement and other post-termination compensation

401(k) Plan. Our executive officers participate in our 401(k) plan on the same basis as other salaried employees. Under this plan, a portion of each participant’s compensation eligible for the plan (generally base-salary and annual incentive compensation) can be deferred into a 401(k) account, up to the annual limit set by the IRS. Each participant directs investments in the account. We match 100% of deferrals under this plan (other than catch-up contributions) up to the first 6% of the aggregate of annual salary and annual incentive compensation contributed by the participant. Our matching contributions are fully vested.

Deferred compensation and management stock plans. Our non-qualified, deferred compensation plan permits our executive officers to save for retirement on a tax-deferred basis beyond what is permitted under the 401(k) plan because of either federal

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COMPENSATION DISCUSSION AND ANALYSIS	OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

tax code limits or the design of the 401(k) plan. In addition, this plan allows for matching contributions that cannot be made in the 401(k) plan because of federal tax code limits. These contributions are made at the same rate and are subject to the same aggregate limit as the 401(k) plan. The Committee believes this type of additional deferral and matching opportunity is an appropriate and customary component of a competitive compensation package for public company executive officers.

Our management stock purchase deferral plan permitted officers and other senior personnel to defer, for five years or more, up to 50% of annual incentive compensation. Deferred amounts were credited to these individual’s accounts based on the value of our common stock, with the payout at the end of the deferral period being based on the then-value of our common stock. Participants were eligible to receive awards of restricted stock units equal to 25% of the amount of compensation deferred. We closed this plan to further participation after the deferrals of 2016 annual incentive compensation under the plan.

Pension and defined benefit restoration plans. In 2006, we closed our defined benefit pension plan to new participants and froze the benefits of employees who had not reached 40 years of age. Employees who were age 40 or older were eligible to continue to accrue benefits under the defined benefit plan, which provides them a retirement benefit based on their years of service with the company and their final average compensation (base salary plus annual incentive compensation). Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress has accrued benefits under the defined benefit pension plan. The other NEOs were hired after 2006. For salaried employees who are not eligible to accrue benefits under the defined benefit plan because they were hired after 2006, we make a contribution equal to 2% of salary and annual incentive compensation to the employee’s account in our 401(k) plan after the initial employment period for eligibility to participate in that plan is satisfied. Messrs. Riley and McLean and Dr. Sweeney received such contributions for 2020 and Mr. Johnson will be eligible to receive such a contribution in 2021 after satisfying the initial-employment-period requirement. Mr. Childress will be eligible to receive a contribution equal to 2% of salary and annual incentive compensation to his account in our 401(k) plan commencing in 2021. Any amount exceeding permitted 401(k) contributions is made to the deferred compensation plan.

We also provide our executive officers and others who participate in the defined benefit pension plan with a defined benefit restoration plan. The restoration plan gives them the benefits they would have received under our pension plan were it not for limitations under the pension plan. The federal tax code caps both the amount of annual compensation that the pension plan can take into account and the amount of annual benefits that the pension plan can provide. We include these caps in our pension plan in order to maintain its tax-qualified status. In addition, the pension plan does not take into account amounts deferred under our non-qualified deferred compensation plan. The defined benefit restoration plan permits participants to receive retirement pension benefits that take into account their full salaries and annual incentive compensation. Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress participates in the defined benefit restoration plan.

Management continuity agreements. In a situation involving a change in control of our company, our executive management would face a far greater risk of termination than other salaried employees. To attract qualified executives who might find other job opportunities with less risk to continued employment, we have entered into a management continuity agreement with each of our executive officers and division presidents. These agreements incentivize our executives to stay with us in the event of an actual or potential change in control, and are an important part of a competitive executive compensation package.

In establishing the terms of these agreements, we looked at similar arrangements established by peer companies with whom we believe we compete for talent and by our former corporate parent. Particular terms in these agreements, including the applicable continuation period and provisions increasing the amount payable to account for excise taxes for agreements entered into prior to 2009, reflect our subjective judgment regarding the terms offered in comparable agreements by peer companies and our desire to offer competitive arrangements for executive employment.

Each continuity agreement provides for continued employment of the individual for a two-year period after a change in control, with the same responsibilities and authorities and generally the same benefits and compensation as the individual had immediately prior to the change in control (including average annual increases). Under the agreements, the executive would be entitled to certain payments and other benefits if, during the continued employment period, we or our successor were to terminate the individual’s employment for reasons other than “cause,” or the individual voluntarily terminated his employment for a “good reason.” These terms are defined in the agreements.

For an executive to receive payments and benefits under these agreements, two events, or triggers, must occur. First, there must be a change in control of the company, and second, the executive’s employment must be terminated, either by the company, other than for “cause”, or by the executive for “good reason.” The second trigger incentivizes the executive to stay with the company and perform at a high level in the event of a change in control.

For more information about these payments and other benefits, see “Executive compensation—Potential payments upon termination or change in control.” The Committee has reviewed the amounts that are potentially payable under these agreements and believes that they are reasonable.

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COMPENSATION DISCUSSION AND ANALYSIS	OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Severance policy. Our severance policies provide benefits to all full-time employees at our corporate office, including our executive officers. Under these policies, an executive officer whom we terminate without cause is entitled to continue receiving his or her base salary for a specific period. The terminated officer is also entitled to receive a pro rata portion of the annual incentive compensation payable for the year in which the officer is terminated, along with a pro rata payout of all LTIP awards, including Performance Share Awards, based on the number of months the officer was employed in each performance cycle.

The period for which an executive officer is entitled to continue receiving his or her base salary depends on the officer’s level of responsibility. The CEO is entitled to a period of 24 months. Other executive officers are entitled to 12 months. An executive officer who is entitled to receive payments under the change-in-control continuity agreements described above is not entitled to severance benefits.

We believe that our severance policy is consistent with compensation packages for executive officers at other companies similar to ours and therefore is an important component of a competitive compensation package.

Tax deductibility considerations

The Committee has continued to use performance-based compensation arrangements for awards to the NEOs even though that incentive compensation is no longer excepted from the limitation on deductibility of executive compensation for federal income tax purposes.

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Executive compensation

The following information relates to compensation paid or payable for 2020 to our CEO, our CFO, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2020.

We have also included information relating to compensation for 2019 and 2018 for the named executive officers who were also named executive officers in those years.

Summary compensation table

The following table sets forth for the named executive officers:

•	their names and positions held in 2020 (column (a));
•	year covered (column (b));
•	salaries (column (c));
•	other annual and long-term compensation (columns (d), (e), (f), (g) and (i));
•	the change for 2020 in the actuarial present value of their benefits under the defined benefit plans in which they participate (column (h)); and
•	their total compensation (column (j)), which is the sum of the amounts in columns (c) through (i).

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Stock Awards ($)(1) (e)	Stock Options ($)(2) (f)	Non-Equity Incentive Plan Comp.($)(3) (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings($)(4) (h)	All Other Comp. ($)(5) (i)	Total($) (j)

Marvin A. Riley	2020	843,269	—	920,000	690,000	1,236,680	—	23,588	3,713,537
Chief Executive Officer and President	2019	576,923	—	475,000	772,500	677,136	—	50,327	2,551,886
	2018	404,192	—	886,017	—	389,138	—	56,002	1,735,349
J. Milton Childress II	2020	495,538	—	311,400	233,280	598,719	612,197	58,314	2,309,448
Executive Vice President and Chief Financial Officer	2019	443,923	—	452,000	—	592,771	588,150	58,362	2,135,206
	2018	417,692	—	364,475	—	460,874	209,719	47,980	1,500,740
Robert S. McLean	2020	433,846	—	203,520	152,640	434,841	—	55,061	1,279,908
Executive Vice President, Chief	2019	395,692	—	266,666	—	399,026	—	58,365	1,119,749
	2018	381,038	—	234,903	—	321,162	—	54,996	992,099
Administrative Officer, General Counsel and Secretary
Susan E. Sweeney	2020	326,658	—	214,332	85,239	294,217	—	33,147	953,593
Senior Vice President and Chief Human Resources Officer(6)
Jerry L. Johnson	2020	122,469	383,000	250,000	250,000	—	—	5,276	1,010,745
Senior Vice President, Strategy Corporate Development and Investor Relations Officer(7)

(1)	The annual long-term compensation awards made in 2020 to the NEOs employed throughout 2020 were, in general, subdivided as follows: 30% of the target long-term compensation in Performance Share Awards (LTIP awards denominated in share units and payable in cash), 30% in an award of stock options becoming exercisable over three years and 40% in an award of time-vested restricted stock units. For 2020, the award of restricted stock units are reflected in this column. These restricted stock units awards are reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. The only assumption we used in determining these amounts was the grant date share price, which in each case was the closing price of our common stock on the day prior to the grant date. The restricted stock units are scheduled to vest in equal annual increments on the first, second and third anniversaries of the date of grant subject to the executive’s continued employment. The restricted stock units would vest earlier in the event of death, disability or retirement. The reported amounts for any award do not reflect any adjustments for restrictions on transferability.

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EXECUTIVE COMPENSATION	SUMMARY COMPENSATION TABLE

(2)	The stock options awarded in 2020 vest and become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries of the date of the grant of the award. Each of these stock option awards is reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. See Note 18 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2020 for a discussion of the assumptions made in determining the grant date fair value in this column. The reported amount does not reflect any adjustment for restrictions on transferability.
(3)	For 2020, these amounts consist of amounts earned under our annual performance plan and LTIP awards payable in cash for the three-year performance cycle ending in 2020. Here is the breakdown for the named executive officers who received these awards:

	Annual Plan	Cash LTIP Award	Total

Riley	$1,123,235	$113,445	$1,236,680
Childress	462,040	136,679	598,719
McLean	346,730	88,111	434,841
Sweeney	216,941	77,276	294,217

(4)	For 2020, these amounts consist of the following:

Increase (Decrease) in Actuarial Present Value Under
	Pension Plan	Restoration Plan	Total

Riley	—	—	—
Childress	$ 157,208	$454,989	$ 612,197
McLean	—	—	—
Sweeney	—	—	—
Johnson	—	—	—

(5)	For 2020, these amounts consist of the following:

	401(k) plan*	Amounts paid for umbrella liability insurance	Non-qualified deferred compensation plan match	Total

Riley	$22,800	$788	$ —	$23,588
Childress	17,100	625	40,589	58,314
McLean	22,594	625	31,842	55,061
Sweeney	20,473	625	12,049	33,147
Johnson	5,068	208	—	5,276

*	For Mr. Riley, includes a matching 401(k) contribution of $17,100 and an employer 401(k) contribution of $5,700. For Mr. Childress, includes a matching 401(k) contribution of $17,100. For Mr. McLean, includes a matching 401(k) contribution of $16,894 and an employer 401(k) contribution of $5,700. For Dr. Sweeney, includes a matching 401(k) contribution of $15,078 and an employer 401(k) contribution of $5,396. For Mr. Johnson, includes a matching 401(k) contribution of $5,068.
(6)	In 2020, Dr. Sweeney also served as President of the GGB division.

(7)	Mr. Johnson joined the company in August 2020. Mr. Johnson did not receive an annual incentive compensation award in 2020 in light of the date that he joined the company and instead received a signing bonus of $200,000 upon accepting employment, which is subject to reimbursement if he voluntary resigns his employment or is terminated for cause within one year, and a fixed payment of $183,000 in lieu of an annual incentive compensation award payable at the time annual incentive compensation awards granted to the other named executive officers are paid out. These amounts are reported as bonus and are included in column (d).

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EXECUTIVE COMPENSATION	SUMMARY COMPENSATION TABLE

In February 2021, the Compensation and Human Resources Committee certified performance levels achieved under long-term incentive plan awards (composed of LTIP awards payable in cash and LTIP awards payable in stock) for cycles ending in 2020. These awards were based on grants initially made in February 2018 for the 2018-2020 performance cycle. Payment for each award was conditioned upon achievement of threshold performance goals established by the Compensation and Human Resources Committee. Participants in this LTIP cycle, including the named executive officers other than Mr. Johnson, earned the right to any payment under the awards as of December 31, 2020. In July 2020, the LTIP awards payable in cash were adjusted into two periods to take account of the sale of our Fairbanks Morse division, which was a significant part of our portfolio at the time that the sale was completed in January 2020, and to account for the impact of that transaction on the performance measure selected for these awards (adjusted ROIC), which impact had not been anticipated at the time these awards were granted. Accordingly, the Compensation and Human Resources Committee bifurcated the LTIP awards payable in cash with a two-year performance cycle (2018-2019) with revised threshold, target range and maximum levels, and weighting the payout with respect to performance against these measures at 2/3s of the value of the initial award, and a one-year performance cycle (2020) with threshold, target range and maximum levels set to account for the impact of the sale of the Fairbanks Morse division, and weighting the payout with respect to performance against these measures at 1/3 of the value of the initial award. Payment of the LTIP awards payable in cash was made at 81% of the target level and no payouts were made on LTIP awards payable in stock as the threshold level of performance for such awards was not attained. For LTIP awards that were payable in cash, this payout is reflected in footnote 3 to column (g) of the summary compensation table. For the LTIP awards payable in stock, the amounts for 2018 in column (e) reflect the fair value on the date these awards were granted, along with the fair value of awards of restricted stock units on the date such awards were granted. The fair value was determined in accordance with the rules and regulations of the SEC. The summary compensation table does not reflect the actual payout of the LTIP awards payable in stock that were granted in 2018, as no shares were actually paid out with respect to these awards.

For more information about payouts under our annual performance plan, which are included in the amounts shown in column (g) above (see footnote 3), see the section below entitled “—Grants of Plan-Based Awards—Annual Performance Plan Awards.”

Grants of plan-based awards

The following table provides additional information about awards we granted in 2020 to the named executive officers under our annual performance plan, Performance Share Awards, and stock option awards and awards of restricted stock units under our shareholder-approved equity compensation plans (the “Equity Plan”).

								All Other
							All Other	Option		Grant
							Stock	Awards:	Exercise	Date Fair
				Estimated Future Payouts			Awards:	Number of	or Base	Value
				Under Non-Equity Incentive			Number	Securities	Price of	of Stock
				Plan Awards			of Shares	Underlying	Option	and
				Threshold	Target	Maximum	or Units	Options	Awards	Option
Name		Grant Date	Approval	($)	($)	($)	(#)	(#)	($/Sh)	Awards(2)
(a)	Plan	(b)	Date(1)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Marvin A. Riley	Annual Plan(3)	2/18/2020	2/18/2020	421,635	843,269	1,686,538	—	—	—	—
	LTIP(4)	2/18/2020	2/18/2020	345,000	690,000	1,380,000	—	—	—	—
	Equity Plan	2/18/2020	2/18/2020	—	—	—	15,047	—	—	920,000
	Equity Plan	2/27/2020	2/18/2020	—	—	—	—	50,587	53.78	690,000

J. Milton Childress II	Annual Plan(3)	2/18/2020	2/18/2020	173,439	346,877	693.754	—	—	—	—
	LTIP(4)	2/18/2020	2/18/2020	116,640	233,280	466,560	—	—	—	—
	Equity Plan	2/18/2020	2/18/2020	—	—	—	5,087	—	—	311,040
	Equity Plan	2/27/2020	2/18/2020	—	—	—	—	17,103	53.78	233,280

Robert S. McLean	Annual Plan(3)	2/18/2020	2/18/2020	130,154	260,308	520,616	—	—	—	—
	LTIP(4)	2/18/2020	2/18/2020	76,320	152,640	305,280	—	—	—	—
	Equity Plan	2/18/2020	2/18/2020	—	—	—	3,329	—	—	203,520
	Equity Plan	2/27/2020	2/18/2020	—	—	—	—	11,191	53.78	152,640

Susan E. Sweeney	Annual Plan(3)	2/18/2020	2/18/2020	89,831	179,662	359,324	—	—	—	—
	LTIP(4)	2/18/2020	2/18/2020	42,620	85,239	170,478	—	—	—	—
	Equity Plan	1/15/2020	1/15/2020	—	—	—	1,500	—	—	100,680
	Equity Plan	2/18/2020	2/18/2020	—	—	—	1,859	—	—	113,652
	Equity Plan	2/27/2020	2/18/2020	—	—	—	—	6,249	53.78	85,239

Jerry L. Johnson	Equity Plan(5)	8/27/2020	7/28/2020	—	—	—	4,426	—	—	250,000
	Equity Plan(5)	8/27/2020	7/28/2020	—	—	—	—	13,390	59.75	250,000

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EXECUTIVE COMPENSATION	GRANTS OF PLAN-BASED AWARDS

(1)	Date of approval of the award by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee authorized the award of stock options to the named executive officers other than Mr. Johnson at its meeting on February 18, 2020, but deferred the grant of the stock options until the second trading day after the company’s public announcement of our 2020 financial results, with the per share exercise price being set at the closing price per share of our common stock on the NYSE on that second trading day, which was February 27, 2020. The awards of stock options and restricted stock units to Mr. Johnson were approved by the Compensation and Human Resources Committee prior to his acceptance of employment with the company and were awarded upon the commencement of his employment with the company.
(2)	The amounts in this column reflect the grant date fair value under FASB ASC Topic 718 of respective awards in 2020 of stock options and restricted stock units.
(3)	For 2020 awards under our annual performance incentive plans, payouts are based on relevant performance results against specified threshold, target and maximum performance levels. The Compensation and Human Resources Committee administers the annual performance plan to provide for payouts at a threshold level of performance at 50% of the target payout, payouts at a target level of performance at 100% of the target payout, and payouts at a maximum level of performance at 200% of the target payout. Performance between any of the established levels yields a proportional payout.
(4)	The LTIP awards are denominated as share units, but are paid in cash. Payouts are based on our rTSR over the three-year performance cycle, with no payouts if our rTSR is below the 25th percentile, payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payouts capped at 100% of the target payout level if total shareholder return over the period is negative.
(5)	Mr. Johnson’s stock option awards and awards of restricted stock units were granted under the EnPro Industries, Inc. 2020 Equity Compensation Plan, while stock option awards and awards of restricted stock units granted to the other NEOs were made under the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan.

Annual performance plan awards

In February 2020, the Compensation and Human Resources Committee granted each named executive officer then employed by the company an opportunity for an award in 2020 under our annual performance plan. Information about these award opportunities is reported in the Annual Plan line beside each officer’s name in the foregoing table. The 2020 payout amounts are included in column (g) of the summary compensation table and broken out in footnote 3 to the summary compensation table. The annual performance plan and the awards made under this plan to the NEOs in 2020 are described in “Compensation discussion and analysis—2020 executive compensation decisions in detail—Annual performance incentive plan awards.”

Performance Share Awards

Our annual long-term incentive compensation awards made in 2020 were granted as Performance Share Awards—that is, LTIP awards denominated as performance share units and payable in cash. The amount earned with respect to a Performance Share Award is based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). There are no payouts if our rTSR is below the 25th percentile, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative. For payout, the share units earned under a Performance Share Award are to be converted to cash based the average fair market value per share of our common stock over the 20 business days preceding the date the Compensation and Human Resources Committee certifies the achievement of the performance level with respect to the Performance Share Award. If our common stock continues to be listed on the NYSE, the fair market value of our common stock on any business day would be the closing price per share of our common stock on the NYSE on that day. Recipients of Performance Share Awards granted in 2020 are not entitled to receive dividends (if dividends are paid) with respect to the share units underlying the awards.

The Performance Share Awards granted in 2020 are forfeited in the event the recipient’s ceases to be employed prior to December 31, 2022 for any reason other than death, disability, retirement, involuntary termination other than for cause or in connection with a change in control. In the event of the recipient’s death, disability, retirement or involuntary termination other than for cause, the Performance Share Awards are to be paid out at the end of the performance period based on the actual performance level achieved, with the amount prorated based on the proportion of the performance period that the recipient was employed period. If, upon a “change in control” as defined in the Equity Plan, a Performance Share Award is not assumed, converted or replaced by the resulting entity in the change in control transaction, or if the award is so assumed, converted or replaced and within two years after the date of a change in control the executive’s employment is terminated, either by the company other than for “cause” or by the executive for “good reason,” as such terms are defined in the award agreement for the Performance Share Award, then the target payout opportunities attainable under the award are deemed to have been earned based upon the greater of assumed achievement at the target level or the actual level of achievement of the performance goals against target as of the fiscal quarter end preceding the change in control event. The Performance Share Awards made to the NEOs in 2020 are described in “Compensation discussion and analysis—Executive summary—2020 executive compensation decisions at a glance” and “Compensation discussion and analysis—2020 executive compensation decisions in detail—Long-term compensation.”

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EXECUTIVE COMPENSATION	GRANTS OF PLAN-BASED AWARDS

Restricted stock unit awards

All 2020 awards of restricted stock units to the named executive officers were made under the Equity Plan. The restricted stock units vest, subject to continued employment, in equal annual installments on the first, second and third anniversaries of the date of the award. The restricted stock units fully vest earlier than the scheduled vesting date in the event of death or disability. In the event of an executive’s retirement, the unvested restricted stock units scheduled to vest on the next succeeding anniversary of the date of the award vest pro rata based on the number of months he or she was employed in the 12-month period ending on such anniversary date compared to the full 12-month period. The restricted stock units would vest upon a change in control of the company, except that, if the resulting entity in the change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the restricted stock unit awards.

Recipients of restricted stock units are not entitled to receive dividends (if dividends are paid) before the units vest. However, when the units vest, the recipient is entitled to receive one share of common stock for each restricted stock unit vesting plus a cash payment equal to the aggregate amount of any cash dividends paid on the shares from the date of the award through the date the units vest. Recipients have no right to vote any restricted stock units on any matter presented to a vote of the company’s shareholders.

Stock options

The stock options awarded in 2020 become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries of the date of grant. To the extent permitted under the Internal Revenue Code, the stock options are intended to qualify as incentive stock options. The stock options expire if not exercised by the tenth anniversary of the date of grant, with earlier termination in connection with a termination of employment, other than retirement (in which case the options continue to become exercisable based on the vesting schedule).

The stock options would vest upon a change in control of the company, except that, if the resulting entity in the change in control assumes, converts or replaces the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the executive’s employment is terminated without “cause” or the executive resigns for “good reason,” as such terms are defined in the stock option award agreements. In addition, upon a change in control the stock options may be cancelled in exchange for a payment based on the in-the-money value of the stock option as of the occurrence of the change in control.

Outstanding equity awards at fiscal year-end

The following table is a snapshot as of the end of 2020 of equity awards to our named executive officers. These officers have not yet realized the benefits of these rewards. Other than the option awards in column (b), the awards either have not vested or the officers have not yet earned them.

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EXECUTIVE COMPENSATION	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Marvin A. Riley	—	50,587(2)	53.78	2/27/2030	—	—	—	—
	—	40,937(3)	66.31	7/25/2029	—	—	—	—
	—	—	—	—	1,734(5)	130,952	—	—
	—	—	—	—	3,641(6)	274,968	—	—
	—	—	—	—	7,500(7)	566,400	—	—
	—	—	—	—	15,047(8)	1,136,349	—	—
	—	—	—	—	—	—	23,038(11)	1,739,830

J. Milton Childress II	—	17,103(2)	53.78	2/27/2030	—	—	—	—
	—	—	—	—	2,090(5)	157,837	—	—
	—	—	—	—	3,465(6)	261,677	—	—
	—	—	—	—	5,087(8)	384,170	—	—
	—	—	—	—	—	—	6,930(11)	523,354

Robert S. McLean	—	11,191(2)	53.78	2/27/2030	—	—	—	—
	—	—	—	—	1,347(5)	101,725	—	—
	—	—	—	—	2,044(6)	154,363	—	—
	—	—	—	—	3,329(8)	251,406	—	—
	—	—	—	—	—	—	4,088(11)	308,726

Susan E. Sweeney	—	6,249(2)	53.78	2/27/2030	—	—	—	—
	—	—	—	—	958(5)	72,348	—	—
	—	—	—	—	1,247(6)	94,173	—	—
	—	—	—	—	1,500(9)	113,960	—	—
	—	—	—	—	1,859(8)	140,392	—	—
	—	—	—	—	—	—	2,494(11)	188,347

Jerry L. J ohnson	—	13,390(4)	59.758	8/27/2030	—	—	—	—
	—	—	—	—	4,426(10)	334,252	—	—

(1)	We calculated these values using a price of $75.52, the closing price per share of our common stock on the NYSE on December 31, 2020.

(2)	Such stock options vest and become exercisable in equal installments on February 27, 2021, February 27, 2022 and February 27, 2023.

(3)	Such stock options vest and become exercisable in equal installments on July 25, 2022, July 25, 2023 and July 25, 2024.

(4)	Such stock options vest and become exercisable in equal installments on August 27, 2021, August 27, 2022 and August 27, 2023.

(5)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vested on February 12, 2021.

(6)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on February 12, 2022.

(7)	Such restricted stock units awarded to Mr. Riley vest as follows: 2,000 on May 1, 2021; 2,500 on May 1, 2022; and 3,000 on May 1, 2023.

(8)	Such restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest in equal annual installments on February 18, 2021, February 18, 2022, and February 18, 2023.

(9)	Such restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest in equal annual installments on January 15, 2021, January 15, 2022, and January 15, 2023.

(10)	Such restricted stock units, which represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest in equal annual installments on August 27, 2021, August 27, 2022, and August 27, 2023.
(11)	The amounts for these outstanding LTIP awards payable in stock or the 2019–2021 performance cycle are presented at the maximum performance level and generally will vest on December 31, 2021.

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EXECUTIVE COMPENSATION	OPTION EXERCISES AND STOCK VESTED

Option exercises and stock vested

This table provides information about amounts the named executive officers realized in 2020 from equity awards.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Marvin A. Riley	—	—	3,825	227,970(1)
	—	—	4,000	193,000(2)
J. Milton Childress II	—	—	2,552	152,099(1)
Robert S. McLean	—	—	1,672	99,651(1)
Susan E. Sweeney	—	—	1,085	64,666(1)
Jerry L. Johnson	—	—	—	—

(1)	Value realized based on $59.60 per share, the closing price of our common stock on February 13, 2020, the day the restricted stock unit award vested.
(2)	Value realized based on $48.25 per share, the closing price of our common stock on July 24, 2020, the day the restricted stock unit award vested.

Pension benefits

The following table shows information about the named executive officers’ accumulated benefits under our defined benefit pension plans. Mr. Childress is the only named executive officer who participates in our defined benefit pension plans. The information includes the present value of his accumulated benefit under each plan. The values are lump sums of the annual benefit earned as of December 31, 2020. The sums would be payable under each plan at the officer’s retirement, assuming he retired at the earliest age at which his benefits would not be reduced. The present value of accumulated benefit is an estimate only. Mr. Childress’s actual benefit under these plans will depend on his compensation at retirement or termination, and on other data used in the benefit calculations. Further accrual of service under the defined benefit pension plans was frozen effective on December 31, 2020. The assumptions used to estimate these benefits are the same as those assumptions used in Note 15 to our Consolidated Financial Statements in our 2020 annual report.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)

Marvin A. Riley(1)	Pension	—	—
	Restoration	—	—
J. Milton Childress II	Pension	15.1	869,723
	Restoration	15.1	1,637,724
Robert S. McLean(1)	Pension	—	—
	Restoration	—	—
Susan E. Sweeney(1)	Pension	—	—
	Restoration	—	—
Jerry L. Johnson(1)	Pension	—	—
	Restoration	—	—

(1)	Mr. Riley, Mr. McLean, Dr. Sweeney and Mr. Johnson do not participate in any of our defined benefit plans. All existing defined benefit plans were closed to new participants prior to the date that each of them joined EnPro.

We currently maintain two defined benefit plans. One, which we refer to as our pension plan, is a broad-based plan that provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The other provides unfunded, non-qualified benefits in excess of the limits that apply to the pension plan. We call this one the restoration plan.

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EXECUTIVE COMPENSATION	PENSION BENEFITS

Pension plan

Benefits under our pension plan are paid monthly as a life annuity. Benefit amounts for salaried employees depend on a participant’s pay and credited service with our company. If a participant chooses to receive payments before age 62, benefits accrued due to service with the company through December 31, 2006 will be reduced by 4% per year of age below age 62. Payments of these benefits will not be reduced if the participant waits until after age 62. If a participant chooses to receive payments before age 65, benefits accrued due to service after December 31, 2006 will be reduced by 5% per year of age below age 65.

A salaried participant’s benefit is determined by the greater of the participant’s average compensation over the final 60 months of employment or the highest consecutive 60 months of the participant’s compensation during the final 120 months of the participant’s employment. For purposes of the plan, “compensation” means base pay plus annual incentive plan awards. However, compensation for the pension plan is limited under the federal tax code. In addition, benefits provided under the pension plan may not exceed a benefit limit under the federal tax code.

In connection with our spin-out from Goodrich Corporation in 2002, we established the pension plan to provide tax-qualified retirement benefits for most of our full-time employees. In 2006, we began to phase out participation in this plan for salaried employees, replacing it with an additional benefit under our 401(k) plan. The pension plan was closed to new participants at that time. Salaried employees who were hired prior to January 1, 2006 and who were at least age 40 on December 31, 2006 could choose either to accept the additional benefit under our 401(k) plan or continue to accrue benefits under the pension plan. Of the named executive officers, only Mr. Childress participated in the pension plan and he elected to accrue benefits under the pension plan rather than to receive the additional benefit under our 401(k) plan. Benefit accrual under this plan was frozen on December 31, 2020. Mr. Childress will be eligible to receive a contribution equal to 2% of salary and annual incentive compensation to his account in our 401(k) plan commencing in 2021.

As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust.

Restoration plan

The restoration plan is designed to create a benefit equal to what a participant would receive under the pension plan if the federal tax code compensation and benefit limits did not exist. To achieve this total, the restoration plan pays an amount additional to the amount provided under the pension plan. The restoration plan also provides benefits on compensation that is deferred and not taken into account under the pension plan. Compensation is defined the same way as in the pension plan, except that it includes compensation deferred under our non-qualified deferred compensation plan.

Vested benefits are generally payable in an actuarially equivalent single cash payment following termination of employment. Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress has participated in this plan.

Because this is a non-qualified plan, benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.

Non-qualified deferred compensation

Our deferred compensation plan allows our executive officers to defer compensation each year beyond the limits that apply to deferrals under our tax-qualified 401(k) plan for salaried employees. We also make contributions to the officers’ plan accounts to match some of their contributions.

Pursuant to our management stock purchase deferral plan, officers and other senior personnel were permitted to defer up to 50% of annual incentive compensation for five years or more. The deferred amounts were credited as phantom shares based on the value of our common stock. Amounts for cash dividends are accrued as dividends are paid on our common stock, with interest at an annual compound rate of 2% on the cash dividend amounts. Participants in the management stock purchase deferral plan were eligible to receive restricted stock units equal to 25% of the amount deferred. The restricted stock units have a three-year vesting period and are payable in shares of common stock at the same time the related annual incentive deferrals are payable. We closed this plan to further participation after the deferrals of 2016 annual incentive compensation.

The following tables provide information about amounts we and the executives contributed to these plans in 2020 and about earnings and withdrawals under these plans. The last column shows each officer’s total account balance as of the end of the year.

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EXECUTIVE COMPENSATION	NON-QUALIFIED DEFERRED COMPENSATION

Deferred compensation plan
Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($)(2) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Marvin A. Riley	—	20,794	25,071	—	243,809
J. Milton Childress II	40,589	40,589	117,246	—	705,644
Robert S. McLean	31,842	38,745	121,091	—	832,857
Susan E. Sweeney	18,041	12,049	4,350	64,933	33,539
Jerry L. Johnson	—	—	—	—	—

(1)	Each officer’s contributions during 2020 were deferred from salary or annual incentive compensation. Accordingly, all amounts in this column are included in the summary compensation table, either as “Salary” (column (c)) or as “Non-Equity Incentive Plan Compensation” (column (g)).
(2)	These amounts appear in the “All Other Compensation” column (column (i)) of the summary compensation table (see footnote 4 to that table).

Management stock purchase deferral plan
Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)

Marvin A. Riley	—	—	—	—	—
J. Milton Childress II	—	—	15,726	32,102	134,706
Robert S. McLean	—	—	22,312	—	191,117
Susan E. Sweeney	—	—	5,967	—	51,111
Jerry L. Johnson	—	—	—	—	—

(1)	Based on the closing price for our common stock on the NYSE on December 31, 2020 of $75.52.

(2)	Such amounts reflect increases in the value of the accounts from December 31, 2019 to December 31, 2020.

Under the deferred compensation plan, each officer can defer up to 25% of his salary each year and up to 50% of his annual incentive plan compensation and any cash LTIP payout. We match dollar for dollar the first 6% of salary and annual incentive plan compensation an officer defers under the plan, provided that the officer receives the maximum match permitted under our 401(k) plan. The same matching contribution rate applies under our 401(k) plan. NEOs hired after our pension plan was closed to new participants in 2006 receive an additional contribution from the company equal to 2% of the amount of the officer’s salary and annual incentive compensation that exceeds the IRS compensation limit for the year.

The executive officers who participate in the deferred compensation plan direct their investments. Investment options are the same as those available under the 401(k) plan (excluding our common stock). All participants’ accounts are credited with their actual investment earnings or losses. We do not guarantee any investment return on the accounts.

When a participant is first eligible for the deferred compensation plan, he or she may elect to receive payment of their account balances upon leaving the company in one of the following ways:

•	a single lump sum cash payment as soon as practicable after termination (generally within 75 days);
•	a single lump sum cash payment in a year specified by the participant (but not later than the year in which the participant turns 65);
•	either five or ten annual installments with the first installment paid as soon as practicable after termination; or
•	either five or ten annual installments with the first installment paid in a year specified by the participant (but not later than the year in which the participant attains age 65).

A participant who does not elect a method of payment will be paid a single lump sum in cash as soon as practicable after termination (generally within 75 days but subject to a delay of up to six months if required by certain federal tax rules). A payment election can be changed only in accordance with federal tax laws that apply to non-qualified plans. In limited circumstances, withdrawals due to an unforeseeable emergency are permitted.

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EXECUTIVE COMPENSATION	NON-QUALIFIED DEFERRED COMPENSATION

Amounts deferred under the management stock purchase deferral plan are credited to an account denominated in stock units. The number of units is based on the fair market value of our common stock on the date of deferral. Prior to July 2016, additional stock units were credited to deferral accounts for any cash dividends paid on our common stock. The additional units were based on the number of stock units in the participating employee’s account and will be paid in whole and fractional units. In July 2016, the plan was amended to provide that the deferral accounts are credited in cash for any cash dividends paid thereafter during the deferral period. Payments of amounts under the management stock purchase deferral plan are based on the fair market value of our common stock at the time of payment and are to be made in shares of common stock or, at the company’s election, in cash. At the election of the participating employee, payments can be made either:

•	upon the termination of the employee’s service or
•	upon the earlier of the employee’s termination date or a date specified by the employee at the time the deferral is elected (the date specified must be within the fifth calendar following the year of deferral or later).

The management stock purchase deferral plan permits participants to adjust the deferral periods they elect, subject to specified restrictions, and to receive early payments of deferred amounts in the event of unforeseen emergencies. Early payments are subject to the conditions specified in the management stock purchase deferral plan. A six-month delay applies to payments to certain participants upon termination of service.

Benefits under the deferred compensation plan and the management stock purchase deferral plan are unsecured. This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential payments upon termination or change in control

Double-trigger management continuity agreements

We have agreements with our current executive officers and divisional presidents designed to encourage them to carry out their duties in the event of a change in control of our company. The management continuity agreements are not ordinary employment agreements. They do not provide any assurance of continued employment, or any severance beyond what we provide under the terms of our severance policy, unless there is a change in control of our company.

Under these agreements, any of the following events would be a “change in control”:

•	any person, entity or group becoming the beneficial owner of 20% or more of our common stock, or of the combined voting power of our securities (subject to certain exceptions);
•	a change in the majority of our directors that our directors have not approved;
•	a corporate transaction, such as a merger, after which our existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership; or
•	our liquidation or dissolution, or the sale of substantially all of our assets (other than to a company in which our existing shareholders own more than 70% of the outstanding common stock and combined voting power in substantially the same proportions as their holdings of our securities prior to the sale).

Each continuity agreement generally provides for the executive’s employment to continue, in the same position and with the same responsibilities and authority, for a period of time following the change in control. It also provides for the executive to maintain the same benefits and level of compensation, including average annual increases. The continuation periods for our named executive officers who are employees as of the date of this proxy statement is two years.

If we or our successor terminate an executive’s employment during his continuation period, other than for “cause,” or he or she voluntarily terminates his or her employment for a “good reason” (in each case as defined in the agreement), the executive would be entitled to the following payments and benefits:

•	A lump sum cash payment of his or her annual base salary for a specified payment period. The payment period for our named executive officers who are employees as of the date of this proxy statement is two years.
•	A lump sum cash payment of his or her pro rata target annual incentive plan compensation for the year of termination.
•	A lump-sum cash payment equal to the market value (as defined in the agreement) of each outstanding LTIP award payable in stock. The number of shares would be based on a specified mix of actual and targeted performance.
•	A lump-sum cash payment intended to approximate continuation of annual incentive plan compensation for the rest of the payment period. This payment will be equal to the number of years in the individual’s payment period, multiplied by the greatest of (1) his or her most recent annual incentive plan payout, (2) his or her target annual incentive plan compensation for the year of termination, or (3) his or her target annual incentive plan compensation for the year in which the change in control occurs.
•	A lump-sum cash payment intended to approximate the value of foregone stock-based LTIP awards for the rest of the payment period (based on the market value of our common stock, as defined in the agreement). This payment will be equal to a number specified for each individual multiplied by the greatest of (1) 1/12 of the number of shares under an

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EXECUTIVE COMPENSATION	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

LTIP award payable in stock actually paid to the executive for the most recently completed performance cycle, (2) 1/12 of the target number of the stock LTIP award granted to the individual for the most recent cycle that began before the termination of employment and (3) 1/12 of the target number of the stock LTIP award granted to the individual for the most recent cycle that began before the change in control. The specified number for the named executive officers who are employees as of the date of this proxy statement is 16.

•	If the executive is under age 55, or over age 55 and not eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs and all fringe benefit programs, perquisites and similar arrangements the executive would be entitled to during his or her payment period, as well as the ability to exercise any vested options during his or her payment period.
•	If the executive is at least age 55 and is eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs to which the executive would be entitled under the company’s general retirement policies if the executive retired, and all fringe benefit programs, perquisites and similar arrangements the executive would be entitled to during his or her payment period, as well as the ability to exercise any vested options during his or her payment period.
•	For Mr. Childress (who entered into a continuity agreement in 2006), a tax gross-up payment for any excise tax due under the federal tax code as a result of these payments and benefits. We have not included a provision for such a payment in any other continuity agreement that remains in force. The agreements with Mr. Riley, Mr. McLean, Dr. Sweeney and Mr. Johnson include provisions to scale back payments under the agreement in the event that the payments otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and such reduction would result in the executive retaining a larger amount on an after-tax basis.

In addition, each continuity agreement provides for reimbursement of attorneys’ fees and expenses incurred by the executive to successfully, in whole or in part, enforce the terms of the agreement with us.

Because the executive must leave the company before becoming entitled to these payments and benefits, the agreement has a “double trigger”—the first trigger is the change in control, and the second trigger is the termination, either by the company other than for “cause” or by the executive for “good reason.”

The following table estimates the total amounts we would owe under these agreements to the named executive officers who are employees as of the date of this proxy statement if there had been a change in control, and they had been terminated, on December 31, 2020. The table also includes the value at that date of restricted stock units that would vest under those circumstances. See “—Restricted stock unit awards.” The table does not include a pro rata annual incentive plan compensation for the year of termination because even without these agreements, the officers would be entitled to their full 2020 annual incentive plan compensation if they had been terminated without cause on December 31.

Name	Salary and Annual Incentive Plan Compensation Continuation ($)	Existing LTIP Awards ($)	Foregone LTIP Awards ($)	Restricted Stock Units ($)	Continuation of Benefits ($)	Estimated Tax Gross-up ($)	Scale-back Adjustment ($)	Total ($)

Riley	3,896,469	2,240,858	1,471,555	2,108,669	12,314	N/A	—	9,729,866
Childress	1,896,080	871,012	434,530	803,533	34,926	1,290,994	N/A	5,331,074
McLean	1,541,460	538,640	280,089	507,494	30,132	N/A	—	2,897,815
Sweeney	1,113,883	315,495	199,084	420,193	42,176	N/A	—	2,090,831
Johnson	1,098,000	—	—	334,176	14,320	N/A	—	1,446,496

LTIP awards

Under agreements for LTIP awards outstanding at December 31, 2020, including Performance Share Awards, no payout is triggered by a “change in control” if the award is assumed, converted or replaced by the resulting entity in the “change in control.” However, if upon a “change in control” the award is not so assumed, converted or replaced, or if the award is assumed, converted or replaced and within two years after the date of a “change in control” the executive’s employment is terminated, either by the company other than for “cause” or by the executive for “good reason,” then the target payout opportunities attainable under the award are deemed to have been earned based upon the greater of assumed achievement of all relevant performance goals at their “target” level or the actual level of achievement of all relevant performance goals against target as of the fiscal quarter end preceding the “change in control.” In such event, the award, as adjusted for such deemed performance, becomes vested in full and is to be paid as soon as administratively practicable. The amount included in the “Existing LTIP Awards” column of the foregoing table reflects such adjusted amount for each of the named executive officers as if either triggering event had occurred on December 31, 2020. For LTIP awards payable in shares of our common stock or based on the value of our common stock, the amount is based on the $75.52 per share closing price of our common stock on the NYSE on December 31, 2020.

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EXECUTIVE COMPENSATION	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Restricted stock unit awards

Upon a change in control, if the resulting entity in the “change in control” assumes an outstanding restricted stock award, the award will vest early in connection with the “change in control” only if within two years thereafter the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in our restricted stock unit award agreements. The following table sets forth the value at December 31, 2020 of restricted stock unit awards granted to the named executive officers who are employees as of the date of this proxy statement that would have vested if a change in control had occurred on December 31, 2020 and the resulting entity did not assume these outstanding awards. The value is based on the $75.52 per share closing price of our common stock on the NYSE on December 31, 2020.

Name	Value of Restricted Stock Units ($)

Riley	2,108,669
Childress	803,684
McLean	507,494
Sweeney	420,873
Johnson	334,252

Severance benefits

Our written policies provide severance benefits to senior officers, including the named executive officers. Under these policies, each covered employee whom we terminate without cause is entitled to receive his or her base salary for a specified period of time, which we refer to as the “severance period.” However, if an officer’s total severance pay exceeds two times the maximum amount eligible for a qualified retirement plan under the federal tax code, it will be paid to the officer in a lump sum no later than March 15 of the year following termination of the officer’s employment. Each employee is also entitled to continue receiving certain benefits during his or her severance period, including a pro rata payment of any annual incentive plan compensation and outstanding LTIP awards through the date of termination, and employees of retirement age are entitled to pro rata vesting of restricted stock units upon termination of employment. The length of the severance period increases with the employee’s level of responsibility. Our executive officers generally receive the same severance benefits as all of our other full-time corporate office employees, except that our executive officers’ severance periods are longer. The severance period for our named executive officers who are employees as of the date of this proxy statement is 12 months, except for Mr. Riley for whom the severance period is 24 months.

Our severance policies are superseded by the management continuity agreements described above in the event of any termination following a change in control.

The following table estimates the severance benefits we would owe under these policies to our named executive officers if they had been terminated on December 31, 2020 (assuming no prior change in control). The table does not include pro rata annual performance plan compensation for the year of termination because even without this severance policy, the officers employed on December 31, 2020 would be entitled to their full 2020 annual performance plan compensation if they were terminated without cause on December 31, 2020.

Name	Salary Continuation ($)	Continuation of Benefits ($)	Pro Rata LTIP Awards ($)(1)	Pro Rata RSU Awards ($)(1)(2)	Outplacement ($)	Other ($)	Total ($)

Riley	1,650,000	12,314	629,485	—	8,000	—	2,299,799
Childress	486,000	17,463	422,422	284,484	6,750	—	1,217,119
McLean	424,000	15,066	255,417	175,357	6,750	—	876,590
Sweeney	340,000	21,088	152,440	137,597	6,750	—	657,875
Johnson	366,000	7,160	—	—	6,750	—	379,910

(1)	Reflects assumed performance at the target level and an assumed value of $75.52 per share, the closing price per share of our common stock on the NYSE on December 31, 2020.
(2)	For employees of retirement age, termination of employment would result in pro rata vesting of outstanding restricted stock unit awards, with shares to be delivered three years after the date of grant.

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EXECUTIVE COMPENSATION	CEO PAY RATIO

CEO pay ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring annual disclosure of a reasonable estimate of the ratio of the total annual compensation of our principal executive officer (“PEO”) to the total annual compensation of the employee of our company and its subsidiaries who is determined to have the median compensation of, generally, all such employees (excluding individuals serving as our PEO). The rule also requires annual disclosure of this median employee’s total compensation for the year and the PEO’s total compensation for the year, in each case as determined in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table presented on page 46 of this proxy statement.

SEC rules do not prescribe a particular method for identifying the median-compensated employee and permit companies to use reasonable methodologies for determining the median-compensated employee for the basis of presenting this ratio. To identify the median-compensated employee for 2020, we compiled base salary, bonus, any overtime or commissions, and other cash payments for 2020 of each of our employees who were employed as of December 31, 2020 without any exclusions, other than the exclusion of our PEO. For employees compensated in a currency other than the U.S. dollar, we used applicable currency exchange rates based on an average of the applicable rates over the period to convert all compensation data to a single currency—the U.S. dollar. We determined the 2020 median-compensated employee based on this data. We calculated such employee’s total 2020 compensation in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table.

Based on this methodology, the 2020 total compensation for the median-compensated employee was $51,667. The 2020 total annual compensation of our PEO, Mr. Riley, was $3,713,537, as set forth in the summary compensation table. Accordingly, the ratio of the PEO’s total annualized 2020 compensation to the median-compensated employee’s total 2020 compensation is approximately 72:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to the amounts reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Proposal 3 — Ratification of Pricewaterhouse-Coopers LLP as our company’s independent registered public accounting firm for 2021

(Item 3 on the proxy card)

On February 16, 2021, the Audit Committee reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The board of directors agrees with this decision. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm for periods beginning on and after January 1, 2004. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent registered public accounting firms.

The board of directors unanimously recommends that you vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021.

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Independent registered public accounting firm

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2021. We refer herein to PricewaterhouseCoopers LLP as our “external auditors.” We understand that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting on May 4, 2021. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

An Audit Committee policy outlines procedures intended to ensure that it approves all audit and non-audit services prior to those services being provided to us by our external auditors. The policy requires the Audit Committee’s prior approval of a budget setting fees for all audit services to be performed during the upcoming fiscal year. It mandates the committee’s prior approval of amounts for separate non-audit and tax compliance, planning and advisory services for the year, as well as proposed services exceeding approved cost levels. The policy allows the Audit Committee to delegate approval authority to one or more of its members (except for certain internal control-related services). A copy of the approval policy is available on our website at www.enproindustries.com; click on “For Investors,” then “Corporate Governance,” then “Committees” and then “Audit and Risk Management Committee Pre-Approval Policy.”

Before approving services proposed to be performed by the external auditors, the Audit Committee considers whether the services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the external auditors may be best positioned to provide the most effective and efficient service. Factors considered include familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee considers these factors as a whole. No single factor is necessarily determinative. The Audit Committee approved all audit, audit-related and non-audit services that PricewaterhouseCoopers performed in 2020 and 2019 in accordance with our policy.

Fees paid to external auditors

The following table sets forth the total fees and expenses from PricewaterhouseCoopers LLP for each of the past two years:

	2020	2019

Audit Fees	$3,013,000	$2,686,128
Audit-Related Fees(1)	13,000	87,900
Tax Fees	—	—
All Other Fees(2)	2,700	2,900
Total Fees	$3,028,700	$2,776,928

(1)	Audit-Related Fees in 2020 and 2019 were incurred in connection with work in connection with a foreign pension plan certification and work performed in the review of compiled published financial information prepared to fulfill statutory audit requirements, and in 2019 also for work performed in reviewing our procedures related to the adoption of authoritative accounting guidance on accounting for leases effective in 2019.
(2)	All Other Fees in 2020 and 2019 consisted of a license fee for use of an online financial reporting research library.

Other matters

The board knows of no other matters that may properly be presented at the annual shareholders’ meeting. If other matters do properly come before the meeting, we will ask the persons named in the proxy to vote according to their best judgment.

2021 PROXY STATEMENT    |    60    |     ENPRO INDUSTRIES, INC.

Shareholder proposals

Under our bylaws, any shareholder entitled to vote at our annual shareholders’ meeting may nominate a person for election to our board of directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, our corporate Secretary generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.

We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.

Any shareholder who intends to present a proposal for consideration at our 2022 annual shareholders’ meeting must ensure that our Secretary receives the proposal between January 4, 2022 and February 3, 2022 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from May 4, 2022). Each notice must present the information required under our bylaws, including:

•	a brief description of each proposed matter of business and the reasons for conducting that business at the annual meeting;
•	the name and address of the shareholder proposing the matter, and of any other shareholders believed to be supporting the proposal;
•	the number of shares of each class of our common stock that these shareholders own, as well as any direct and indirect ownership interests, derivative interests, dividend and voting rights, and other rights or interests connected to the company’s stock (which information is required to be updated as of the record date for the meeting by a supplement delivered within 10 days after the record date); and
•	any material interest that these shareholders have in the proposal.

If the notice contains a nomination to the board of directors, it must also contain the following information:

•	the name and address of the person or persons to be nominated;
•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•	a description of all arrangements or understandings to make the nomination between the shareholder and each nominee and any other person or persons (naming such person or persons);
•	all other information regarding each nominee that would be required to be included in a proxy statement if the board had nominated the nominee; and
•	the written consent of each nominee to serve as a director if elected.

Shareholders wishing to submit such a proposal or make such a nomination at the 2022 annual meeting are urged to review the notice requirements of our bylaws. Our bylaws are included as an exhibit to our Form 10-K for the year ended December 31, 2020, which is available on the SEC’s website, www.sec.gov.

In addition, we must receive any shareholder proposal intended to be included in our proxy statement for the 2022 annual shareholders’ meeting at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 26, 2021. Applicable rules of the SEC govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy statement and form of proxy for the 2022 annual shareholders’ meeting.

We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

By Order of the Board of Directors

Robert S. McLean
Secretary

March 26, 2021

PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET
OR USING THE ENCLOSED PROXY CARD.

2021 PROXY STATEMENT    |    61    |     ENPRO INDUSTRIES, INC.

2021

Proxy Statement and
Notice of 2021 Annual Meeting of
Shareholders

ENPRO

Broadridge Corporate Issuer Solutions C/O EnPro Industries, Inc. PO Box 1342 Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/03/2021 for shares held directly and by 11:59 P.M. ET on 04/29/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/03/2021 for shares held directly and by 11:59 P.M. ET on 04/29/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1.	Election of Directors

Nominees

01)	Marvin A. Riley	02)	Thomas M. Botts	03)	Felix M. Brueck	04)	B. Bernard Burns, Jr.	05)	Diane C. Creel
06)	Adele M. Gulfo	07)	David L. Hauser	08)	John Humphrey	09)	Kees van der Graaf

The Board of Directors recommends you vote FOR proposals 2 and 3.				For	Against	Abstain

2.		On an advisory basis, to approve the compensation to our named executive officers as disclosed in the Proxy Statement.		☐	☐	☐

3.		To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000485528_1      R1.0.0.153

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 10-K Wrap, Notice & Proxy Statement is/are available at www.proxyvote.com

ENPRO INDUSTRIES, INC.
Annual Meeting of Shareholders May 4, 2021 11:30 am
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Marvin A. Riley, J. Milton Childress II and Robert S. McLean, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of EnPro Industries, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held at the company's headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, NC, on Tuesday, May 4, 2021, at 11:30 am or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The materials for the Annual Meeting can also be viewed at http://www.enproindustries.com/shareholder-meeting

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000485528_2      R1.0.0.153